EXHIBIT 10.45

DATED as of 31 January 2002

(1) HUTCHISON WHAMPOA 3G IP S.A.R.L.

(2) TELECOMMUNICATION SYSTEMS INC.

____________________________________

SERVICES INTEGRATION AGREEMENT

____________________________________

Baker & McKenzie
100 New Bridge Street
London
EC4V 6JA
Tel: 020 7919 1000
Fax: 020 7919 1999
Ref: HRS/RJH/PLG

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT is made on the        day of January 2002 (“Agreement”)

BETWEEN

(1)	HUTCHISON WHAMPOA 3G IP S.A.R.L. a company incorporated under Luxembourg law having its registered office at l-1728 Luxembourg, 7, rue du Marche aux Herbes, Luxembourg (“H3G”); and
(2)	TELECOMMUNICATION SYSTEMS INC. a Maryland corporation having its principal place of business at 275 West Street, Annapolis, Maryland, 21401 (“TCS”); each a “Party”, together referred to as the “Parties”

WHEREAS

(A)	Hutchison 3G UK Limited issued a Request for Quotation (the “Initial RFQ”) entitled “Request for Quotation for Location Services (LCS) System” dated 17 August 2001 and a further Request for Quotation entitled “H3G Technical and Functional Requirements for the Location Server XLP” and dated October 18, 2001 (the “Second RFQ”) for the design, development, integration, implementation and support of the Location Server System (as such term is defined in Clause 1.1) (the Initial RFQ and the Second RFQ being together the “RFQ”) which is attached to this Agreement as Schedule 6;

(B)	In response to the RFQ, TCS issued a Response to RFQ dated 25th October 2001 and comprising the documents set out in Schedule 7 (the “Response”);
(C)	A series of workshops were held between TCS and H3G to confirm the technical and functional requirements of the Location Server System and to define the required interfaces (which were documented in the Interface Control Documents). As a result of the workshops, the parties agreed the baseline functional requirement for the Location Server System and set this out in the document entitled “H3G Technical and Functional Requirement for the Location Server XLP, Revision 1.0 (“Technical and Functional Requirements Document”) dated 12th January 2002. The Technical and Functional Requirements Documents together with the Interface Control Documents form the Functional Specification;

(D)	In reliance on the statements made by TCS in the Response and in reliance on TCS’s skill, knowledge and experience, including but not limited to the experience and track record of TCS in the IT, computing and software industries, H3G has decided to engage TCS to provide the Services (as such term is defined in Clause 1.1);

(E)	It is the intention of the Parties that, once the Location Server System has been accepted by H3G, the Initial H3G Affiliates will implement the Location Server System. In the event that an H3G Affiliate wishes to commission additions to the Location Server System which are not relevant for other H3G Affiliates then TCS shall enter into a Local Work Package (as defined below) with such H3G Affiliate to do so; and

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(F)	The Parties have agreed the technical and functional requirements for the standard or core version of the Location Server System and have set out these requirements in the Initial Global Work Package which is set out in Schedule 13.

IT IS AGREED:

1	Interpretation
1.1	In this Agreement the following words and expressions shall have the following meanings except where the context otherwise requires:
“Acceptance” means in relation to the Location Server System or any constituent part thereof, the point in time at which the relevant Acceptance Tests have been successfully completed in accordance with the provisions of Clause 13, Schedule 9 and the Work Package in question;

“Acceptance Criteria” means, in relation to the Services and the Deliverables, the criteria set out in the Acceptance Test Plan as being the standards which must be met prior to Acceptance or as otherwise determined in accordance with Clause 13;

“Acceptance Tests” means acceptance tests using H3G’s data to verify whether the Acceptance Criteria have been met, as set out in the Acceptance Test Plan or as otherwise determined in accordance with Clause 13 and Schedule 9, to be carried out by H3G with the co-operation of TCS;

“Acceptance Test Plan” means any plan for the Acceptance Tests prepared by TCS and agreed to in writing by H3G in accordance with the Work Package, Clause 13 and Schedule 9;
“Affiliate” means, in relation to TCS, any company which from time to time during the period of this Agreement is a holding company or subsidiary of TCS or a subsidiary of TCS’s holding company, as the terms ‘holding company’ and ‘subsidiary’ are defined in Sections 736 and 736A of the Companies Act 1985 and, in relation to H3G, means either:

(a)	any company or entity which from time to time is controlled directly or indirectly by HWL, or any successor or assignee company of HWL (where “control” or “controlled” has the meaning given to it in section 574(2) of the Capital Allowances Act 2001); or

(b)	any company or entity in which from time to time HWL (or any successor or assignee company of HWL) holds directly or indirectly 15% or more of the shares or voting power; or
(c)	the companies or entities listed in Schedule 5 (List of H3G Affiliates) as this may be amended by H3G from time to time by notice in writing to TCS;

“Agreed Expenses” means any actual, reasonably incurred travel and living expenses incurred by TCS in the provision of the Services;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Agreed Rate” means the agreed blended per diem rate of [*] for work undertaken by TCS under Local Work Packages;
“Business Day” means any day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the country in which the Services are being provided in the case of a Local Work Package or in England in the case of a Global Work Package;

“Change” means any change to a Work Package (or any part thereof) which is authorised following agreement reached between the Parties in writing in accordance with the Change Control Procedure;
“Change Control Procedure” means the procedure set out in Clause 17 and in Schedule 1;
“Charges” means the payments to be made by H3G or an H3G Affiliate to TCS (including, without limitation, the Data Centre Installation Fixed Fee, the Pre-Production Installation Fixed Fee and the Test Network Installation Fixed Fee) as set out in the relevant Work Package and in accordance with Schedule 10;

“Commencement Date” means the date of this Agreement;
“Commercial Production” means processing of the first transaction by the Location Server System for a Subscriber who is invoiced for services by H3G or an H3G Affiliate where “Subscriber” means a subscriber represented by USIM cards which are registered on the networks of H3G or any H3G Affiliates which have accepted the Location Server System into live production and which have generated revenue for H3G [*] as notified by H3G to TCS, which notification shall be final and conclusive, in the absence of manifest error;

“Confidential Information” means secret or confidential commercial, financial, marketing, technical or other information (including, without limitation, information on or relating to H3G or any H3G Affiliate’s business and/or customers and the terms of this Agreement), know-how, trade secrets and other information in any form or medium whether disclosed orally or in writing before or after the date of this Agreement, together with any reproductions of such information in any form or medium or any part of this information (and “confidential” means that the information, either in its entirety or in the precise configuration or assembly of its components, is not publicly available);

“Customised Software Developments” means the computer programs to be developed specifically for H3G by TCS under the terms of this Agreement and the relevant Work Package in both source and object code together with any accompanying documentation;

“Currency Compliant” means in relation to the Location Server System or any part thereof that the Location Server System will be able to process currency data inputs in all relevant jurisdictions and in particular that it will be able to:

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	process currency data inputs in the Euro currency (as introduced in accordance with the Treaty establishing the European Community as amended by the Treaty on European Union — the Maastricht Treaty (together “the Treaty”)); and

(b)	convert currencies of participating Member States (which adopt the Euro pursuant to the Treaty) from and into Euros at the conversion rates set by the European Council, in accordance with any relevant mandatory requirements which are passed by the European Council from time to time; and

(c)	implement Euro currency formatting conventions and requirements (including without limitation the Euro symbol)

“Data Centre Installation” means the installation by TCS of the Location Server System in a data centre nominated by the relevant H3G Licensed Affiliate (as more particularly described in Schedule 18);

“Data Centre Installation Fixed Fee” means, in relation to a particular Territory, the sum to be paid for a Data Centre Installation as set out under the heading “Data Centre Installation Fixed Fee” in Schedule 10;

“Date Compliant” means that neither the performance nor the functionality of any Supplied Software is adversely affected by dates and in particular that in any Supplied Software:

(a)	no value for any current date will cause any interruption in operation;
(b)	date-based functionality will behave consistently for all dates;
(c)	in all interfaces and data storage, the century in any date will be specified either explicitly or by unambiguous algorithms or inferencing rules; and
(d)	all relevant years (including without limitation 2004 and 2008) will be recognised as leap years;

“Deliverable” means any product, software, interface, design, report, document, specification or other item or any combination thereof to be developed, created or provided by TCS in the course of or arising out of the performance of its obligations under this Agreement and, for the avoidance of doubt, includes any item or any combination of items described as a Deliverable in a Work Package;

“Dependency” means any task specifically identified as such in the relevant Work Package that is to be addressed by H3G;
“Detailed Design Document Set” means the set of documents which describe the Location Server System in sufficient detail to enable H3G to approve the Location Server System for appropriateness for H3G’s Requirements and H3G’s business needs;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Divested Business Unit” means:

(i)	any company or entity which has been, during any period of this Agreement, an H3G Affiliate and which ceases to be an H3G Affiliate as defined within subsections (a) and (b) of the definition of H3G Affiliate (if such company or entity was an H3G Affiliate by reason only of the said subsections (a) or (b)) or (if such company or entity was an H3G Affiliate within subsection (c) of the definition of “H3G Affiliate”) in relation to which company or entity HWL divests the entirety of its interest, whether direct or indirect, whether by way of merger, disposal or otherwise; or

(ii)	any business or undertaking of a company or entity which has been, during any period of this Agreement, an H3G Affiliate and in which neither HWL nor any H3G Affiliate has any direct or indirect interest and which in either case carries on a business as a successor to an H3G Affiliate or to the business or undertaking of an H3G Affiliate;
“Documentation” shall mean all data or information (in whatever form and on whatever medium) which is originated, prepared or recorded by or on behalf of TCS or its employees, agents or sub-contractors for the purpose of describing the functions of the Supplied Software and which may reasonably be required by H3G for the understanding and operation of the Supplied Software;

“EEA” means the European Economic Area;
“Estimated Total Spend” means the total of sums paid and sums payable by H3G and any and all H3G Affiliates under the Licence Agreement, this Agreement and all Work Packages (whether Global Work Packages or Local Work Packages entered into under it) and the Maintenance and Support Services Agreement (and all agreements ancillary to it), or [*] whichever is the greater. For the purposes of calculating the total sums payable under the Maintenance and Support Services Agreement and agreements ancillary to it the minimum figure shall assume that maintenance and support is provided for a period of 4 years. This calculation shall be in pounds sterling and any conversion from any other currency shall be made using the London spot closing mid-point rate against the pound sterling for that currency which is shown in the edition of the Financial Times published in England on that day, or if no edition is published on that day, in the edition last published before that day at the time that the Estimated Total Spend is calculated;

“Escrow Agreement” means the escrow agreement in the form set out in Schedule 3 to be entered into pursuant to Clause 3.7;
“Event of Force Majeure” means any Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion (but excluding strikes and any failures of power or other utilities);
“Fees” has the meaning given to it in the Licence Agreement;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Functional Specification” means the statement of the functionality and performance required of the Location Server System when installed in H3G’s Environment as set out in the Technical and Functional Requirements Document and the Interface Control Documents in Schedule 15;

“Global Work Package” means a contract for the provision of Services entered into between TCS and H3G for the benefit of more than one H3G Affiliate in the form set out in Schedule 14 or, as the case may be, the Initial Global Work Package;

“H3G Affiliate” means an Affiliate of H3G;
“H3G’s Designated Premises” means the H3G premises specified within the relevant Work Package;
“H3G’s Environment” means the user environment in and in respect of which the Location Server System is to be provided including, without limitation, the Recommended Platform on which any Supplied Software is to be installed or with which any hardware has to interface or communicate, any software with which any Supplied Software is to interface or communicate and any data (including the format of any data) which is to be processed by the Supplied Software (or any part thereof);

“H3G Equipment” means the IT, computer and telecommunications hardware, network, communications and ancillary equipment together with any embedded programs integrated into H3G’s Environment;
"H3G Forum Member” means persons or entities who are invited to attend the H3G forum;
“H3G Licensed Affiliates” means the Initial H3G Affiliates and any H3G Affiliate who has formally opted to receive the Supplied Software pursuant to the procedure set out in Clause 2;
“H3G Premises” means any premises owned by, leased or licensed to or occupied by H3G or any H3G Affiliate to which any employee or contractor of TCS has access in the course of TCS’s provision of the Services;

“H3G’s Requirements” in the context of a Work Package means H3G’s requirements in respect of the relevant Services as included by reference in, expressly stated in, attached to or agreed in writing pursuant to such Work Package (including, without limitation, the requirements included in any relevant written statement of requirements or any specification or in any description of the required Services) and including, without limitation, any relevant requirements set out in the RFQ, the Response and the Functional Specification;

“H3G Service Provider” means any third party supplier engaged by H3G to provide goods or services;
“H3G Software” means any software made available to TCS by H3G and in which either H3G or an H3G Affiliate owns the Intellectual Property Rights or which is

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

licensed to H3G (or its Affiliates) by a third party (other than the Third Party Software);
“HWL” means Hutchison Whampoa Limited, a company incorporated under the laws of Hong Kong;
“Hardware” means computer, network and electronic hardware and equipment of every description including any firmware or software which is supplied as an integral part of such equipment including, without limitation, the H3G Equipment;

“Initial Global Work Package” means the Global Work Package set out in Schedule 13;
“Initial H3G Affiliates” means the H3G Affiliates listed in Schedule 5;
“Intellectual Property Rights” means all intellectual property rights, including without limitation, patents, registered designs, trade marks and service marks (whether registered or not), rights in the nature of unfair competition rights copyright, database right, design right, and all similar property rights including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, semi-conductor topographies, confidential information, business names, goodwill and the style and presentation of goods or services and applications for protection of any of the above rights;

“Licence Agreement” means the agreement in the agreed form under which TCS is to license TCS Standard Software and the Customised Software Developments to H3G, attached as Schedule 8 hereto;
“Local Work Package” means a contract for the provision of Services entered into between TCS and an H3G Affiliate in the form set out in Schedule 14, including for implementation or development work on the Location Server System, which is specific to a particular H3G Affiliate, not relevant to other H3G Affiliates and stated on its face to be a Local Work Package;

“Location Server System” means the Supplied Software when installed on the Recommended Platform;
“Maintenance and Support Services Agreement” means the form of maintenance and support agreement for the Location Server System substantially in the form set out in Schedule 11 to this Agreement and all agreements ancillary to it;

“Milestone” means any event or deliverable identified as a “Milestone” in the relevant Work Package;
“Milestone Date” means, in respect of any Milestone, the date set out in the Project Plan or in the relevant Work Package for the occurrence or delivery of that Milestone;
“Milestone Payment” means any sum expressed to be payable on any event which is a Milestone;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Pre-Production Installation” means the installation by TCS of the Location Server System in a pre-production environment nominated by H3G in the territory in which the H3G Licensed Affiliate is located (as more particularly described in Schedule 18);

“Pre-Production Installation Fixed Fee” means, in relation to a particular Territory, the relevant sum to be paid for a Pre-Production Installation as set out under the heading “Pre-Production Installation Fixed Fee” in Schedule 10;

“Project Manager” means in respect of H3G or TCS the person identified as such in Schedule 12 or the relevant Work Package and “H3G Project Manager” and “TCS Project Manager” shall be construed accordingly;

“Project Plan” means the detailed timetable for implementation of a Work Package as agreed from time to time in writing by the Project Managers of each Party and as initially contained in such Work Package;

“Project Staff” means those individuals whose names and roles and functions are listed under “Project Staff” in Schedule 12 and/or the relevant Work Package and “TCS Project Staff” shall be construed as being such individuals who are employees of TCS or its contractors;

“Recommended Platform” means the platforms upon which TCS have advised and recommended that the Supplied Software should and can be operated (as more particularly described in Schedules 16 and 18 and the documents referenced therein);

“Services” means the design, development, implementation, support, customisation, systems installation, software customisation, data migration verification and other services (including, without limitation, the Training Services, Data Centre Installations, Pre-Production Installations and the Test Installations) to be provided by, or on behalf of, TCS to H3G in accordance with this Agreement, or as applicable any relevant Work Package, as more particularly specified in a Work Package;

“Steering Committee” means the committee comprising the persons (or the authorised replacements of such persons) listed in Schedule 12 as being members of such committee;
“Supplied Software” shall have the meaning given in the Licence Agreement;
“Territory” has the meaning given in the Licence Agreement;
“Test Installation” means the installation by TCS of the Location Server System on a test network nominated by H3G in the territory in which the H3G Licensed Affiliate is located (as more particularly described in Schedule 18);

“Test Installation Fixed Fee” means, in relation to a particular Territory, the relevant sum to be paid for a Test Installation as set out under the heading “Test Installation Fixed Fee” in Schedule 10;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“TCS Standard Software” means the computer programs in object code form together with any accompanying documentation which are the proprietary products of TCS and which are listed as such within Schedule 1 to this Agreement;

“Third Party Software” means the third party software listed in Schedule 1 to the Licence Agreement together with any software which TCS is required to procure from third parties pursuant to the terms of any Work Package or which TCS actually procures from third parties for the purpose of providing Services under such Work Packages;

“Training Services” means the training services to be provided by TCS to H3G pursuant to Clause 3;
“Virus” means any code which is designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the Supplied Software, or any other associated hardware, software, firmware, computer system or network, or would disable the Supplied Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorised number of copies, advancement to a particular date or other numeral, or that would permit TCS or any other person to access the Supplied Software to cause such disablement or impairment, or which contains any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations; and

“Work Package” means a Global Work Package or a Local Work Package.
1.2	Words importing the singular shall include the plural and vice versa; words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa.
1.3	References to Clauses and Schedules are, unless otherwise stated, references to the clauses of and schedules to this Agreement.
1.4	Reference to any statute or statutory provision is, except where stated otherwise, to a United Kingdom statute or statutory provision. Such reference includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time.

1.5	Clauses 1.1 to 1.4 apply unless the contrary intention appears.
1.6	The headings in this Agreement or in any Work Package do not affect its or their interpretation.
1.7	The Schedules to this Agreement form part of it.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8	In the event of any conflict or ambiguity between contractual provisions, the order of precedence for this Agreement, the Licence Agreement and the documents attached to or referred to in either of them shall be, in descending order, as follows:

(a)	the main terms and conditions, Clauses 1-29 of this Agreement;
(b)	the Functional Specification (with the “Technical and Functional Requirements Document” taking precedence over the Interface Control Documents);
(c)	the other Schedules to this Agreement;
(d)	the main terms and conditions, Clauses 1-18 of the Licence Agreement;
(e)	the Schedules to the Licence Agreement.

For these purposes Work Packages shall be regarded as Schedules to this Agreement, subject however to the provisions of Clause 1.11 below.
1.9	All Global Work Packages (other than the Initial Global Work Package) which are expressed to be entered into pursuant to this Agreement and which are signed by the Parties to this Agreement shall be a separate contract but shall be made upon the terms of this Agreement save as expressly stated to be varied in such Global Work Package and save that the Initial Global Work Package shall not be part of such subsequent Global Work Packages. Upon being so incorporated all references to “Agreement” shall be to such Global Work Package with such terms so incorporated.

1.10	All Local Work Packages which are expressed to be entered into pursuant to this Agreement and which are signed by TCS and an H3G Affiliate shall be a separate contract between such signatories but shall be made upon the terms of this Agreement save as expressly stated to be varied in such Local Work Package and save that:

1.10.1	all references to H3G shall be construed as referring to the H3G Affiliate;
1.10.2	all references to a Party or Parties shall be to TCS and/or the H3G Affiliate as the case may be;
1.10.3	Clause 2 shall not be incorporated other than Clauses 2.6 and 2.7 which shall be incorporated. Clause 2.6 as incorporated shall, for the avoidance of doubt, result in TCS being entitled only to take proceedings against the H3G Affiliate who is party to such Local Work Package and not against Hutchison Whampoa 3G IP S.à.R.L.;

1.11	As between this Agreement (for the purposes of this Clause 1.11 alone, excluding all Work Packages) and any Work Package, this Agreement shall prevail in the event of any conflict save where:
1.11.1	any provision in a Work Package is expressly stated to vary or amend this Agreement;
1.11.2	the Agreement expressly contemplated in relation to such provision that the Work Package may provide otherwise.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In any case, any variation in a Work Package of the terms of this Agreement shall operate only in relation to such Work Package.
2	Beneficiaries of the Agreement/Scope
2.1	H3G Affiliates are intended beneficiaries of this Agreement and may enforce the terms of this Agreement under the terms of the Contracts (Rights of Third Parties) Act 1999. However, the Parties to this Agreement may rescind, vary, amend or terminate this Agreement without the consent of any H3G Affiliate, notwithstanding that an H3G Affiliate has relied on, or indicated assent to, any term of this Agreement. For the avoidance of doubt, all the terms of this Agreement are intended to confer a benefit on each H3G Affiliate.

2.2	Except as provided in Clause 2.1, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of an H3G Affiliate which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

2.3	In the event of any breach of this Agreement by TCS, TCS shall be liable for not just the losses, damages and expenses suffered or incurred by H3G but also for any such losses, damages and expenses suffered or incurred by any H3G Affiliate. This Clause 2.3 applies mutatis mutandis to any loss or damage suffered by any H3G Affiliate by reason of any tort, delict or other act or omission of TCS which gives rise to liability of TCS to H3G (or were the loss or damage to have been suffered by H3G would give rise to such liability) other than by reason of the provisions of this Agreement but related to the subject matter of this Agreement or any Work Package.

2.4	If, notwithstanding the provisions of Clauses 2.1 and 2.3, any H3G Affiliate cannot for any reason recover the losses referred to in Clauses 2.1 or 2.3 against TCS or finds itself in a less advantageous position under the Contracts (Rights of Third Parties) Act 1999 than it would have been had it been a party to the Agreement, then the provisions of Clause 2.1 (to the extent that they refer to the relevant Affiliate) shall be varied so as to read:

“H3G declares itself trustee of the obligations, covenants and indemnities given in this Agreement by TCS insofar as they are expressed to be for the benefit of the H3G Affiliates and holds the said obligations, covenants and indemnities upon trust for the absolute benefit of the H3G Affiliates and TCS hereby covenants with H3G (in its capacity as such trustee) to perform each of the said obligations, covenants and indemnities.”

2.5	No proceedings may be brought by an H3G Affiliate against TCS without the consent of H3G (which, if given, may be conditional upon or subject to such procedural limitations or controls as H3G may impose in any case).

2.6	Proceedings may only be brought by TCS against H3G in relation to the subject matter of this Agreement. For the avoidance of doubt, no proceedings may be brought by TCS against any H3G Affiliate.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7	At H3G’s discretion and upon notice by H3G of divestment of an H3G Affiliate and of H3G’s desire to rely on the provisions of this Clause 2.7 from H3G to TCS, the Parties hereby undertake to enter into a novation agreement substantially in the form set out in Schedule 5 with the Divested Business Unit or its owner.

2.8	Notwithstanding the provisions of Clause 2.7, TCS reserves the right not to enter into a novation agreement with the companies or entities set out in Schedule 17.
2.9	Any obligations of H3G may be validly discharged by any H3G Affiliate and any rights of H3G may be exercised by any H3G Affiliate (irrespective of the fact that the relevant term of the Agreement refers only to the Parties).

2.10	No references to the enforcement of rights by H3G Affiliates contained in this Agreement include a right to terminate this Agreement.
2.11	Prior to delivery of the Supplied Software, H3G shall send notification to TCS detailing which H3G Affiliate wishes to receive the Supplied Software and detailing in each case whether the relevant H3G Affiliate has elected to receive a Data Centre Installation, a Test Installation or a Pre-Production Installation (or a combination of all three).

2.12	Notwithstanding the provisions of Clause 2.3, H3G shall consolidate all claims arising out of the same cause of action into one proceeding such that no more than one H3G Affiliate can bring a claim for the same cause of action.

3	TCS Obligations
3.1	The Parties shall enter into the Licence Agreement attached as Schedule 8 forthwith.
3.2	Any software created or supplied or procured by TCS shall, irrespective of whether it was created, supplied or procured pursuant to a Global Work Package, a Local Work Package or the Licence Agreement, be licensed or assigned by TCS to H3G under the terms of the Licence Agreement.

3.3	TCS shall provide the Services as described in this Agreement, any relevant Global Work Package agreed upon in writing between the Parties and any Local Work Package agreed upon in writing between TCS and the relevant H3G Affiliate.

3.4	There is no limitation on the period during which H3G may choose to call upon TCS to provide the Services on the basis set out in this Agreement. H3G Affiliates are free to choose which of the Services they require and such Services shall be provided by TCS at the fees agreed by the parties.

3.5	TCS shall provide the Services in accordance with the relevant Work Package and so as to ensure that the Location Server System:

(a)	meets H3G’s Requirements (including but not limited to complying with the Functional Specification);
(b)	achieves Acceptance in accordance with the Acceptance Tests;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	complies in all respects with the Detailed Design Document Set;

3.6	TCS will carry out its obligations in respect of any Work Package at the times prescribed in the relevant Project Plan (if any) or, where no time is prescribed, as soon as is reasonably practical. Where Milestones are specified in a Project Plan, TCS shall achieve those Milestones on or before the associated Milestone Dates.

3.7	TCS will deposit the source code of any software to be provided by TCS under this Agreement and any related Documentation (“Supporting Documentation”) in escrow and shall keep such source code and Supporting Documentation up to date under an escrow agreement with NCC Escrow International Limited in the form set out in Schedule 3. The Parties shall upon the entering into of this Agreement enter into such escrow agreement with NCC Escrow International Limited. The Escrow Agreement shall, in any event, permit H3G and its Affiliates to have access to the source code of such software in the following circumstances and as set out in the escrow agreement in Schedule 3:

(a)	if any of the events described in Clause 19.3.1 of this Agreement occurs or, in the case of Clause 19.3.1(b) of this Agreement, in H3G’s opinion, is reasonably likely to occur in relation to TCS; or
(b)	in the event of a material breach by TCS of its obligations under the Licence Agreement, the Maintenance and Support Services Agreement, this Agreement or any Global Work Package agreed under this Agreement or the termination of any of the same on account of TCS’s default; or

(c)	if TCS ceases to provide support and maintenance services in respect of such software; or
(d)	if TCS’s unrestricted cash balance falls below [*]; or
(e)	if a Force Majeure event as defined under the Maintenance and Support Agreement prevents TCS from maintaining or supporting such software; or
(f)	if an Event of Force Majeure as defined in this Agreement entitles H3G to terminate this Agreement;
(g)	if TCS fails to enter into the Maintenance and Support Services Agreement when requested to do so by H3G.

3.8	Where it is TCS’s responsibility to ensure that the Supplied Software achieves Acceptance (which will be the case unless the Work Package states the contrary), TCS shall ensure that the Supplied Software achieves Acceptance at the time or times prescribed in the relevant Project Plan (if any) or, where no time is prescribed, as soon as is reasonably practical and in any event so that all Milestone Dates are met. [*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.9	Nothing in this Agreement shall give TCS the exclusive right to supply H3G or any of the H3G Affiliates with goods or services of any particular description.

3.10	Without prejudice to Clause 11, TCS shall comply with H3G’s physical and logical security provisions as published from time to time.
3.11	TCS shall co-operate fully with H3G, H3G Service Providers and other third parties and in particular but without limitation shall, provided the H3G Service Provider has signed a confidentiality agreement protecting TCS’ confidential information provide such access as H3G, and H3G Service Providers shall reasonably require in the circumstances to the descriptions of the Services, descriptions of Supplied Software including release and version levels of such Supplied Software, technical specifications of such Supplied Software, network diagrams, user manuals and operating manuals generally published for such Supplied Software, process definitions and procedures;

All information of a confidential nature and which relates to H3G or any H3G Service Provider and of which TCS becomes aware as a result of this obligation shall, for the avoidance of doubt, be Confidential Information of H3G.

3.12	TCS Project Manager or Managers shall have appropriate experience and qualifications to manage the provision of the Services and shall work closely with H3G as directed by the H3G Project Manager.
Training Services
3.13	TCS will provide H3G with training services in the form of on-site classroom based training for the deployment of the Location Server System for each H3G Affiliate,with each class being of a week’s duration and up to fifteen (15) H3G representatives being permitted to attend (“Initial Training Services”).

3.14	The Initial Training Services will, as a minimum, address the following specific topics:

(a)	Location Server System operations;
(b)	Operational maintenance;
(c)	Location Server System tuning;
(d)	Location Server System monitoring;
(e)	Use of sizing tools;
(f)	Basic troubleshooting;
(g)	System provisioning.

3.15	TCS shall, as part of the Initial Training Services, provide H3G with documentation which describes in detail how each element of the Location Server System detailed in Clause 3.14 operates.
3.16	In addition to the Initial Training Services, TCS will develop and provide customised training services to meet the pre-agreed objectives of H3G in the form of one-week on-site classroom or laboratory training, at the option of H3G, for up to 15 H3G representatives (“Customised Training Services”).

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.17	H3G shall provide the classroom facility and access to the laboratory system for the practical elements of all Training Services (which, for the avoidance of doubt, will be conducted in English).
H3G Obligations
3.18	H3G will provide TCS with written notice of any changes made to the individual components of, or the configuration environment of the Location Server System.
3.19	H3G will, in relation to each Work Package, provide a single point of contact who will be responsible for decisions relating to H3G’s requirements relating to the technical aspects of the Work Package.

4	Warranties – Location Server/Supplied Software
4.1	Without prejudice to any other provision of this Agreement, TCS warrants that it will provide the Services to H3G (and where such standards are in conflict, at the standard which would, from the point of view of H3G, provide the highest degree of quality):

(a)	with reasonable skill and care; and
(b)	utilising personnel who are competent, professional and who possess skills and experience which are appropriate to the roles assigned to them.

4.2	By entering into this Agreement or into a Work Package TCS warrants and represents to H3G (as at today’s date or the date on which the Work Package in question comes into effect, as the case may be) that, save as expressly stated to the contrary in the Work Package in question:

(a)	it will provide the Location Server System in accordance with the Functional Specification;
(b)	the Location Server System and every part of it which is to be provided under each Work Package will perform in accordance with, and is suitable for the purposes set out in, the RFQ and the Functional Specification;

(c)	TCS has the unencumbered legal and beneficial right to support, maintain, modify, develop and licence to H3G all Supplied Software which is to be supplied to H3G under the Work Package in question;
(d)	the Location Server System (and any part thereof) will be free of programming errors until 90 days after Commercial Production of the Location Server System (“End of the Warranty Period”);
(e)	the Location Server System (and any part thereof) is Currency Compliant;
(f)	the Location Server System (and any part thereof) is Date Compliant;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)	the Location Server System (and any part thereof) is free of any Viruses;
(h)	the Location Server System will operate in a live environment within the parameters as to capacity and usage set out in the Functional Specification without the need to purchase any additional hardware other than that set out in Schedule 16 or any additional Supplied Software in addition to that set out in Schedule One and the Interface Control Documents;

(i)	The Third Party Software will cost no more than the maximum fees payable set out in Schedule 10. In the event that the Supplied software does not operate in accordance with the Functional Specification due to the need to purchase additional Third Party Software (taking into account the Subscriber numbers per Data Centre Installation) then TCS shall pay for any required additional Third Party Software.

H3G Warranties

4.3	H3G warrants that its entire issued share capital is legally and beneficially owned by HWL.
4.4	H3G warrants that, as of the Commencement Date, the Initial H3G Affiliates are controlled by HWL (where “controlled” has the meaning set out in section 574(2) of the UK Capital Allowances Act 2001).
5	Maintenance and Support Services Agreement
5.1	Upon entering into this Agreement the parties shall, if so required by H3G, enter into the Maintenance and Support Services Agreement for maintenance and support of the Location Server System. TCS acknowledges that if TCS fails to enter into the Maintenance and Support Services Agreement when required to do so by H3G this will entitle H3G under the terms of the Licence Agreement to use the source code of the Supplied Software in whatever manner necessary to maintain the Supplied Software and to further develop the Supplied Software.

6	Deployment Options/Architecture of the Location Server System
6.1	The categorisation of the Services into Data Centre Installations, Test Installations and Pre-Production Installations and the descriptions of these services is set out in Schedule 18.
6.2	Each H3G Affiliate is free to select whether it wishes to opt for Data Centre Installations, Test Installations or Pre-Production Installations or any combination or number of the foregoing.
6.3	H3G and TCS shall mutually agree in writing the architecture of the Location Server System and TCS have documented this in the Technical & Functional Requirements Document to standards agreed with H3G.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7	Charges
7.1	The parties have agreed that all work and materials provided by TCS in undertaking Data Centre Installations, Pre-Production Installations and Test Installations shall be carried out on a fixed-fee basis. The fixed fee for all Data Centre Installations shall be the Data Centre Installation Fixed Fee, the fixed fee for the Pre-Production Installations shall be the Pre-Production Installation fixed fee and the fixed fee for all Test Installations shall be the Test Installation Fixed Fee.

7.2	Subject to Clause 7.1, the parties have agreed that all work carried out by TCS under Local Work Packages shall be provided at the Agreed Rate. In the event that H3G require TCS to undertake any work outside the United Kingdom then H3G will, provided TCS have complied with H3G’s expenses policy, pay TCS the Agreed Expenses (on the assumption that travel to Territories other than the United Kingdom will be reimbursed as if travel has been from the United Kingdom to the relevant Territory unless the cost of travelling direct from the location where the TCS employee, agent or sub-contractor was based was less expensive in which case the less expensive option will be the figure reimbursed).

7.3	The parties have agreed that the Agreed Rate will be valid for a period of one year from the Commencement Date. Prior to expiry of such period, the parties will re-negotiate the Agreed Rate taking into account market conditions and the cost of manpower in the relevant IT skill-set market. TCS agrees that any increase in the Agreed Rate shall not exceed the percentage increase in the UK Retail Prices Index in the year prior to which the increase is to become effective.

7.4	Subject to Clause 7.3, in the event that the parties cannot agree on the revised Agreed Rate, the dispute shall be submitted for expert determination by the President for the time being of the British Computer Society.

7.5	H3G shall pay the Charges to TCS and at the times and in the manner set out in Schedule 10 and the relevant Work Package. No Charges shall be payable until the relevant Milestone and Acceptance of the Location Server System, where relevant, has been achieved) at which time, subject to Clauses 13.7 and 13.8, the full amount of the Charges shall be payable within 30 days of the date of the respective invoice for such Services. TCS reserves the right to charge interest on overdue payments at [*] from the date payment was due until payment is made unless H3G notifies TCS in advance that any portion of the invoice is disputed pursuant to Clause 7.11 below.

7.6	In the event that H3G acquires or wishes to acquire further products, software or services from TCS then such procurement shall be on terms no less favourable to H3G than those offered under this Agreement and any Work Packages which have been entered into.

7.7	Subject to Clause 7.8, the Charges set out in Schedule 10 and the relevant Work Package represent TCS’s sole right to payment for the relevant Supplied Software and the Services and TCS has no right to any additional remuneration under the relevant Work Package or this Agreement. Without prejudice to the generality of the foregoing statement, the Charges include the supply of:

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	TCS Project Staff, the Project Manager and all other human resources; and
(b)	all Supplied Software and all other equipment and Intellectual Property Rights necessary for the fulfilment of TCS’s obligations under this Agreement and the relevant Work Packages.

7.8	In the event that H3G fails to fulfil a Dependency by the relevant date expressly set out in writing in the relevant Work Package then TCS may, to the extent due to the failure by H3G to fulfil the relevant Dependency by the relevant date set out in the Work Package, and, subject to TCS complying with its duty to deploy resource elsewhere mitigate such costs, claim its reasonably incurred direct costs.

7.9	TCS shall, where applicable, render VAT (or other similar tax) invoices in accordance with the specific terms of the relevant Work Package (or invoices compliant with applicable legislation from time to time) in respect of the Charges together with all necessary substantiating documents required by H3G. Invoices shall be sent to H3G in accordance with the requirements set out in Clause 23 in relation to notices. In the absence of such invoices and documentation the Charges shall be inclusive of VAT and all other similar taxes. If withholding taxes are payable, H3G shall withhold such sums from payments due to TCS and pay such amounts to the relevant authorities in accordance with the applicable laws, and shall provide to TCS any and all withholding tax certificates.

7.10	Where payment of an instalment of Charges is linked to achievement of a Milestone, H3G shall not be liable to make such payment, and no invoice shall be sent to H3G, until the relevant Milestone has been achieved.

7.11	In the event that H3G reasonably considers that any portion of an invoice submitted by TCS is not in accordance with the terms of this Agreement or relates to items supplied or services performed otherwise than in accordance with TCS’s obligations under this Agreement or any Work Package, H3G shall be entitled to withhold payment of the disputed portion of the invoice without prejudice to any other rights or remedies it may have.

7.12	TCS undertakes to H3G that all charges and fees provided for under this Agreement and any that may be proposed in the future are and will be no less favourable than those offered by TCS to any other customer (taking into account likely subscriber numbers and similar installation requirements).

8	Office Facilities
8.1	Each Party shall during the term of this Agreement procure the provision to the other Party of such office and other facilities as the relevant Work Package may specify. Each Party agrees to use such facilities solely for the purpose of performing its obligations under this Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2	Nothing in this Agreement shall confer on either Party or its Affiliates any right or interest in any premises owned or occupied by the other Party or by any Affiliate of the other.
9	Intellectual Property Rights
Any ideas, concepts, know-how or techniques and Intellectual Property Rights developed by H3G, or any H3G Service Provider, in relation to the subject matter of this Agreement will be owned by [*] (and [*] shall have no licence to use such Intellectual Property Rights save as permitted by [*] for the purpose of providing the Services) and all data provided by [*] shall remain the sole and exclusive property of [*]

10	Personnel

10.1	TCS shall ensure that its employees, agents and sub-contractors shall, when working on H3G’s Premises, conform to H3G’s working terms and conditions as published from time to time and supplied by H3G to TCS and shall comply with H3G’s regulations and codes of conduct as published from time to time and supplied by H3G to TCS, including (but not limited to) H3G’s regulations as to health and safety. Any changes to such terms and conditions, regulations or codes shall be provided to TCS prior to becoming effective. Any access by either Party, its employees, contractors, auditors and agents to any premises, equipment or data owned by or leased or licensed to the other shall be subject to the other’s then published security and safety regulations.

10.2	TCS acknowledges and agrees that it shall be entirely responsible for the performance, acts and omissions of any of its sub-contractor(s) in relation to the supply of the Services and that H3G is entitled to regard and to treat such sub-contractors as being TCS’s staff in every respect.

10.3	Prior to engaging any sub-contractor in the provision of the Services, TCS undertakes to obtain the prior written consent of the H3G Project Manager, such consent not to be unreasonably withheld or delayed.

10.4	If H3G requires that any employee, agent or sub-contractor of TCS or any employee of any agent or sub-contractor of TCS, should be removed either from any further provision of the Services or from the H3G Premises on which he is located, it shall notify TCS accordingly in writing, giving (where appropriate) full details of the conduct of such employee, agent or sub-contractor that gave rise to such requirement. The Parties shall attempt to negotiate a solution to the problem save where it is reasonable for H3G to require the immediate removal of the individual or individuals concerned. In default of agreement to the contrary within two (2) Business Days of H3G’s first raising the matter or where it is reasonable for H3G to require the immediate removal of the individual or individuals concerned, the employee, agent or sub-contractor shall be removed from the provision of the Services or from the H3G Premises (as the case may be).

10.5	TCS Project Managers and TCS Project Staff shall, unless the H3G Project Manager has given its prior written consent, be based at H3G’s Designated Premises.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.6	H3G shall have the right to specify the relevant skill-sets required of TCS’s employees and contractors engaged in the provision of the Services. In the event that TCS needs to replace any such employee or contractor, TCS shall ensure that any replacement spends a suitable period of time, at no charge to H3G, familiarising themselves with the Supplied Software and the H3G Requirements.

10.7	In the event that TCS wishes to change its Project Manager or any member of its Project Staff, such change must receive the prior written consent of H3G (such consent not to be unreasonably withheld or delayed).

10.8	TCS shall indemnify H3G and its Affiliates in relation to any loss or damage caused to any property belonging to H3G or its Affiliates and/or to H3G Premises as a result of any act or omission of TCS, its employees, agents or contractors.

10.10	The H3G Project Manager shall have the right to nominate an alternate in the event of his absence. [*]
11	Confidentiality, Data Protection and Publicity
11.1	Each Party shall keep and procure to be kept secret and confidential all Confidential Information disclosed by the other Party or its Affiliates as a result of the relationship of the Parties under this Agreement and shall not use or disclose the same (except to its employees, consultants, subcontractors, agents, professional advisers or insurers and in the case of H3G to its Affiliates or H3G Forum Members, their employees, consultants, subcontractors, agents, professional advisers or insurers and any of its or H3G Affiliates’ or H3G Forum Members’ shareholders or financiers or potential shareholders or financiers (the “Authorised Recipients”)) save for the purposes of the proper performance of this Agreement or with the prior written consent of the other Party. Where disclosure is made to any Authorised Recipient, it shall be done subject to obligations equivalent to those set out in this Clause 11 and each Party agrees to ensure that, if the other Party so requests, prior to such disclosure such Authorised Recipient has entered into obligations equivalent to those set out in this Clause 11, provided that this shall not be required for a disclosure by H3G to any of its Affiliates or any H3G Forum Members or its or their shareholders. Each Party shall use its best endeavours to procure that any such Authorised Recipient complies with such obligations.

11.2	The obligations of confidentiality in this Clause 11 shall not extend to any matter which either Party can show:

(a)	is in, or has become part of, the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement; or
(b)	was in its written records prior to the Commencement Date or to the disclosure to it of the Confidential Information; or
(c)	was independently disclosed to it by a third party entitled to disclose the same.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3	The obligations of confidentiality in this Clause 11 shall not prevent either Party or any Affiliate of H3G from disclosing such Confidential Information where it is required to do so under any applicable law, or by order of a court or governmental body of authority of competent jurisdiction, any regulatory authority or by the rules of any recognised stock exchange.

11.4	Each Party shall establish and maintain such security measures and procedures as are reasonably practicable to provide for the safe custody of the Confidential Information of the other Party and (in the case of TCS’s obligation under this Clause 11.4) of the Affiliates of H3G in its possession and to prevent unauthorised access thereto or use thereof.

11.5	Without prejudice to Clauses 11.1 and 11.4 insofar as they relate to any Confidential Information of H3G or its Affiliates, any personal data which is processed in any manner by TCS (where personal data has the meaning as defined in section 1(1) of the Data Protection Act 1998 or any analogous law in any country which has jurisdiction in relation to the subject matter of this Agreement (such legislation together with the Data Protection Act 1988, “Data Protection Legislation”)), TCS shall only undertake such processing in accordance with the instructions of H3G or its Affiliates and TCS shall comply with all of its obligations under any relevant Data Protection Legislation and any obligations which H3G or an H3G Affiliate is obliged to impose upon TCS, including in particular, the adoption of appropriate technical and organisational measures against unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data.

11.6	Nothing in this Agreement shall confer any right, title, interest or licence on TCS in relation to any Confidential Information of H3G or its Affiliates. Each Party shall take all necessary steps to ensure that any Confidential Information which comes into its possession or control is adequately protected and in particular each Party shall not use such Confidential Information nor reproduce such Confidential Information in whole or in part in any form except as may be required by this Agreement.

11.7	Neither Party shall make any press announcements or otherwise publicise the existence or provisions of this Agreement or the fact that TCS has been engaged to supply the Services to H3G without the other Party’s prior written consent as to the form and content of such announcement, save as and to the extent required by the rules of any relevant stock exchange.

11.8	Notwithstanding Clause 11.7, the parties agree to issue within five (5) days of the Commencement Date, a joint press release announcing the execution and general substance of this Services Integration Agreement. H3G shall have the right to insist upon the exact wording of such joint press release.

11.9	Following Commercial Production, TCS may request H3G’s consent to include H3G’s details on TCS’ customer lists (such consent not to be unreasonably withheld). TCS shall remove H3G’s details from TCS’ customer lists forthwith on receiving 30 days written notice from H3G.

11.10	The obligations set out in Clauses 11.1 to 11.7 shall survive the termination (for whatever reason) of this Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12	Management
12.1	For each Work Package each Party shall appoint a Project Manager, named in such Work Package, who shall be responsible for co-ordination of all matters relating to management of that Work Package and, where other Project Staff (including, without limitation, employees and contractors utilised by TCS) are named in the Work Package, shall appoint such persons to their respective positions.

12.2	All communications, documentation and materials relating to managerial and administrative matters relevant to a Work Package which are to be sent by one party to the other shall be sent to the other’s Project Manager.

12.3	For the duration of any Work Package, the Project Managers (and such Project Staff as each Project Manager from time to time may consider appropriate) shall meet as specified in the relevant Work Package for the purpose of discussing the progress of the Work Package and any other relevant matters.

13	Acceptance Testing
General
13.1	The following provisions of this Clause 13 shall apply (subject to any express amendments made in the relevant Work Package) in relation to the supply of any Supplied Software and to the supply of the Location Server System.

13.2	Where the parties have agreed further details as to the form or the conduct of Acceptance Tests, those details shall be deemed to be incorporated herein but, in the event of conflict between those details and any other express term of this Agreement (including any other express term of this Clause 13), then, save to the extent expressly stated to the contrary in the relevant Work Package, this Agreement shall prevail.

Testing by TCS
Before delivery by TCS of the Location Server System (or any component thereof) to H3G for Acceptance Testing, TCS shall test the same to ensure that it performs fully in accordance with the relevant specification document for such component and the Functional Specification (“System Test”) and shall promptly supply H3G with the test results.

Testing by H3G
13.3	The Location Server System and its components shall be tested by H3G in accordance with the Acceptance Test procedures set out in the Acceptance Tests Plan, this Clause and in the relevant Work Package to verify that it and they operate in accordance with the relevant specification document and the Functional Specification. Successful completion of the Acceptance Tests of such Location Server System (or such part as is subject to testing) shall occur when it attains all the Acceptance Criteria in the relevant Work Package. On acceptance of such whole or part H3G shall either sign and issue to TCS a certificate confirming Acceptance or notify TCS of rejection.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.4	Acceptance of the Location Server System or any part thereof shall be without prejudice to any rights or remedies of H3G in respect of any breach of the express representations and warranties of TCS. Acceptance of any part of the Location Server System which is tested in advance of the remainder shall be without prejudice to H3G’s right to submit such part to a further test with any larger part of the Location Server System and to reject the whole or such larger part (including the part already tested) if it fails to achieve Acceptance at this later stage.

Effect of failure to achieve Acceptance
13.5	If the Location Server System (or any part thereof) fails to achieve Acceptance:

(a)	the Project Managers shall agree a date and time for running repeat Acceptance Tests in respect of the Location Server System or component thereof, such date and time to be as soon as possible following the first Acceptance Tests and in any event within (and in default of agreement on) [*] and

(b)	if the Location Server System or any such part fails to achieve Acceptance in the course of the repeat tests a second repeat of the Acceptance Tests shall be arranged within a maximum of [*] and carried out and if there is a failure to achieve Acceptance in the course of the second repeat of the Acceptance Tests then H3G shall be entitled, without prejudice to any other remedy which it might have, to:

(i)	require TCS to supply, free of charge, such additional services to rectify any defect in the part of the Location Server System as may be necessary to enable the Location Server System or the component part thereof, as appropriate, to pass the Acceptance Tests;

(ii)	accept and retain such of the Location Server System as it may consider expedient at such reduction to the Charges as agreed upon in writing between the parties; or
(iii)	terminate the relevant Work Package as under Clause 20.3 and receive a refund of the payments made by H3G under the relevant Work Package without prejudice to H3G’s other rights and remedies.

13.6	H3G reserves the right, in relation to any functionality of the Location Server System which TCS is required to provide under this Agreement or any Work Package, to remedy any defects in the provision of such functionality or to appoint third parties to do so, at the cost of TCS.

Conditional acceptance
13.7	If H3G determines that TCS has substantially but not fully achieved any Milestone, it may in its sole discretion pay to TCS the proportion of the Milestone Payment which H3G considers to represent the proportion of the Milestone achieved by TCS. Notwithstanding any payment by H3G pursuant to this clause, H3G may require TCS to continue to provide the Services until the Milestone is fully Accepted.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.8	If H3G incorporates Deliverables into its service to Subscribers (as defined within the definition of Commercial Production) and any Milestone Payments relating to such Deliverables have not been paid to TCS, H3G shall pay such Milestone Payments in accordance with Schedule 10 (the Charges Schedule) and the Work Package subject to the following:

13.8.1	H3G shall not be required to make the Milestone Payment unless H3G, acting reasonably, considers that the outstanding defects are minor and the relevant part of the Location Server System meets H3G’s Requirements in all other respects;

13.8.2	TCS shall correct the outstanding defects as soon as reasonably can be expected, to be agreed upon between the Parties in relation to each defect (and, failing agreement, within [*] following incorporation into H3G’s service to Subscribers); and

13.8.3	H3G shall retain a reasonable proportion of the Milestone Payment to be paid upon full Acceptance of the relevant Deliverables.
14	Assistance Upon Termination
14.1	At the expiration or termination of any Work Package, TCS will co-operate, in good faith, and, except where termination is due to TCS’ default, at H3G’s expense with H3G and the H3G Service Providers to assist with the orderly transfer of the Services provided by TCS under the Work Packages to a new H3G Service Provider or (at H3G’s request) to any H3G Affiliate. This shall include providing H3G and the relevant H3G Affiliate and their agents, contractors and consultants, as necessary, with all services reasonably necessary to accomplish a smooth transition and to allow for continued usage of the Location Server System.

15	Force Majeure
15.1	If either Party is affected by an Event of Force Majeure under a Work Package it shall immediately notify the other Party in writing of the matters constituting the Event of Force Majeure and shall keep that Party fully informed of their continuance and of any relevant change of circumstances whilst such Event of Force Majeure continues.

15.2	The Party affected by an Event of Force Majeure shall take all reasonable steps to minimise the effects of the Event of Force Majeure on the performance of its obligations under each Work Package or this Agreement.

15.3	Save as provided in this Clause 15.3 an Event of Force Majeure shall not entitle either Party to terminate a Work Package or this Agreement. Neither Party shall be in breach of this Agreement, or otherwise liable to the other, by reason of any delay in performance, or non-performance of any of its obligations due to an Event of Force Majeure provided that no delay or failure by a sub-contractor or supplier of TCS will relieve TCS from liability for any such delay or failure except where that delay or failure would have constituted an Event of Force Majeure if the sub-contractor or supplier concerned had been a party to this Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.4	If the Party affected by an Event of Force Majeure fails to comply with its obligations under Clauses 15.1 and 15.2 above then no relief for an Event of Force Majeure, including the provisions of Clause 15.3, shall be available to it and the obligations of each Party shall continue in force.

15.5	If the Event of Force Majeure continues for longer than 1 month the party not affected by the Event of Force Majeure may at the expiry of such 1 month period, provided the Event of Force Majeure is still subsisting, terminate the relevant Work Package (together with any others which have been or are adversely affected by such delays to the relevant Work Package) forthwith by giving notice in writing to the affected party.

16	Insurance
16.1	Without limiting its other obligation under this Agreement or otherwise at law TCS shall effect and maintain at its own expense the following insurance policies (the “Insurance Policies”):
16.1.1	Professional Indemnity Insurance in relation to any negligent act error or omission or any breach of duty in the conduct and execution of professional activities and duties undertaken by TCS or any person for whom they are responsible pursuant to this Agreement. This insurance shall be effected in an amount of not less than [*] per each occurrence for a period from the Commencement Date until 3 years after Commercial Production. The excess shall not exceed [*] in respect of any one occurrence or series of occurrences consequent upon or attributable to one original cause. This insurance shall not contain a retroactive date later than the date of the appointment of TCS or the date upon which TCS commenced work whichever is the earlier; and

16.1.2	Third Party Insurance covering the legal liability of TCS and H3G and H3G Affiliates for injury to persons or loss or damage to property arising out of the execution of the works or the performance of this Agreement. The policy should contain a “Cross Liability Clause” extended to cover unintentional breach or infringement or unauthorised use of Intellectual Property Rights and the amount of such insurance shall not be less than [*] in respect of any one occurrence.

16.2	The terms and conditions of the Insurance Policies and choice of insurer shall be approved by H3G and such approval shall not be unreasonably withheld or delayed. If TCS shall fail to effect and keep in force the Insurance Policies or provide copies of the Insurance Policies or premium receipts to H3G, then H3G may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose and recover from TCS whether by way of deduction or otherwise.

16.3	If the limit of liability under any Insurance Policies is subject to an annual aggregate, TCS undertakes to reinstate such limit of liability immediately in the event that such limit is exhausted for any reason.

16.4	H3G and H3G Affiliates shall be named as an Insured Party under the Insurance Policies and TCS shall procure that each insurer agrees to waive any rights of subrogation against H3G and H3G Affiliates.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.5	TCS shall procure that the Insurance Policies shall contain a worldwide jurisdiction clause.
17	Change Control Procedure
17.1	No Change shall be binding on the parties unless the requirements of the Change Control Procedure have been satisfied. Until a Change is formally agreed to by both parties, the parties shall continue to perform their respective obligations without taking the Change into account.

17.2	Each party shall bear its own costs of the preparation and negotiation of Changes.
18	Dispute Resolution
18.1	It is the intention of the parties to settle amicably all disagreements and differences of opinion on matters of procedure and management arising out of each Work Package by conference and negotiations, and that the following procedure shall be followed prior to the serving of a claim form (as stipulated in this Agreement) or in relation to any matter of dispute between the parties concerning matters of procedure and management. In the event that the parties are unable to resolve any disagreement or difference of opinion arising out of this Agreement and/or any Work Package, the parties agree to dispose of the matter thus:

18.1.1	the Project Managers of both parties shall meet at H3G’s Designated Premises to attempt resolution. Should they not meet and resolve the matter within two (2) Business Days of the time at which either Party convenes a meeting to resolve the matter, then

18.1.2	the matter shall be promptly referred to the Steering Committee to attempt resolution. Should the Steering Committee not meet and resolve the matter within two (2) Business Days of the referral under this Clause 18.1.2, then

18.1.3	the matter promptly shall be referred to the Group IT Director of H3G and the Chief Executive Officer of TCS for resolution. If the Group IT Director of H3G and the Chief Executive Officer of TCS are not able to resolve the matter within two (2) Business Days of the referral under this Clause 18.1.3, then

18.1.4	the Parties shall consider then and on an ongoing basis whether or not it would be suitable to refer the matter in dispute to an expert appointed by the Parties or at any to enter into an alternative dispute resolution procedure with the assistance of a mediator appointed by the Parties or, in default of agreement, by the President for the time being of the British Computer Society.

18.2	If the parties have not resolved the dispute or referred the matter as contemplated by Clause 18.1.4 within fifteen (15) Business Days of expiry of the period set out in Clause 18.1.3, then (subject to the ongoing obligation in Clause 18.1.4) the dispute resolution process shall be deemed to have been exhausted in respect of the matter in

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

dispute and such dispute shall be referred to and finally resolved by arbitration under the International Chamber of Commerce Rules, which Rules are hereby deemed to be incorporated by reference into this Clause. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of England.

18.3	For the avoidance of doubt, this Clause 18 shall not prevent either Party from seeking injunctive relief in the case of any breach or threatened breach by the other of any obligation of confidentiality or any infringement by the other of the first-named Party’s Intellectual Property Rights or from commencing any proceedings where this is necessary to avoid any loss of a claim due to the rules on limitation of actions.

19	Termination
19.1	H3G’s right to terminate the Agreement on notice
19.1.1	Except for the Initial Global Work Package, H3G may terminate this Agreement at will by serving not less than two months’ prior written notice on TCS.
19.1.2	If H3G serves notice terminating this Agreement at will pursuant to Clause 19.1.1 then H3G and, where relevant, each H3G Affiliate shall be deemed simultaneously to have served notice terminating each Work Package to which it is a party at the time specified in H3G’s notice. Termination of each such Work Package will be subject to a termination charge as if each such Work Package had been terminated separately under Clause 19.2.

19.2	H3G’s right to terminate Work Packages on notice
19.2.1	With the exception of the Initial Global Work Package notwithstanding any provision to the contrary in any Work Package or any other document (other than this Agreement) which forms part of a Work Package, H3G shall be entitled to terminate any Work Package by the giving of fifteen (15) Business Days written notice to TCS to expire at any time upon which H3G will pay TCS for the Services rendered by TCS up to the date of termination of the respective Work Package save that it shall have no such obligation where such termination follows termination by H3G of the Licence Agreement for breach of TCS. If H3G terminates any Work Package by notice under this Clause 19.2.1 then H3G shall have no further liability to TCS after the date of termination of the respective Work Package other than those specified in this Clause 19.2.1.

19.2.2	In the event that H3G terminates a Work Package for convenience, H3G will pay TCS the “Break Fee” (as defined in Clause 19.2.3);
19.2.3	Subject to agreement to the contrary in the relevant Work Package, the relevant Data Centre Installation Fixed Fee, the Test Installation Fixed Fees and the Pre-Production Installation Fixed Fee shall be divided into four equal amounts (using the assumption that both the relevant Fixed Fee and the time elapsed from the date TCS commences providing the Services until the date TCS were likely to finish providing the Services were divided by four quarters (“Quarter”). In the event H3G gives notice to terminate

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

for convenience, H3G shall pay the element of the Fixed Fee for that Quarter and all previous Quarters together with the Charges paid (or due to be paid) by H3G for the relevant Third Party Software, subject to TCS’ duty to attempt to redeploy such Third Party Software and otherwise mitigate its incurred costs and after deducting any costs TCS can actually recover (the “Break Fee”).

19.2.4	For the avoidance of doubt, H3G shall be entitled to terminate any extant Work Package pursuant to Clause 19.2.1.
19.3	Termination of Work Package for cause by either Party.
19.3.1	Each Party shall have the right without prejudice to its other rights or remedies, to terminate any Work Package immediately by written notice if the other Party:

(a)	is in material or persistent breach of any of its obligations under the Work Package in question and either that breach is incapable of remedy or the other Party shall have failed to remedy that breach within thirty (30) days after receiving written notice requiring it to remedy that breach; or

(b)	is unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) or an order is made or a resolution passed for the its liquidation, winding-up or dissolution (otherwise than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, trustee, liquidator, administrator or similar officer should be appointed over it or all or any substantial part of its assets or any other steps are taken or negotiations commenced by it or any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving it and any of its creditors or anything analogous to the foregoing shall occur in any applicable jurisdiction.

19.3.2	For the purpose of Clause 19.3.1, but without limitation, TCS shall be deemed to be in material breach of a Work Package, and such breach to be incapable of remedy in the event that TCS fails to achieve the Acceptance of the Location Server System or any component part thereof on the second repeat of the Acceptance Tests.

19.3.3	H3G shall have the right, without prejudice to its other rights or remedies, to terminate a Work Package immediately by written notice to TCS, if TCS undergoes a change of control (as defined in Section 574(2) of the Capital Allowances Act 2001) and this change does not result in control passing to an Affiliate of TCS.

19.3.4	H3G shall have the right, without prejudice to its other rights or remedies, to terminate a Work Package if TCS has failed to achieve a Milestone by the specified date, H3G has given notice of its intention to terminate should the Milestone not be achieved by a date specified in such notice (to be no earlier than 7 calendar days after the date of the notice) and TCS has failed to achieve the Milestone within such period.

19.3.5	For the purpose of Clause 19.3.1, TCS may terminate this Agreement for non-payment by H3G only by giving at least 60 days’ notice to H3G where H3G has failed to pay an amount which is:

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	undisputed, due and payable;
(b)	[*]
(c)	overdue for a period of at least 30 days; and
(d)	one for which a demand has been made by TCS in writing to H3G, provided that the demand clearly states that the amount has been overdue for a period of 30 days and states TCS’s intention to terminate this Agreement at the end of the 60 day period following service of the demand if the demand is not met.

Country basis of termination
19.4	In the event that an H3G Affiliate by its acts or omissions causes H3G to be in material breach of this Agreement or a Work Package (the “Defaulting Affiliate”), TCS’s rights to terminate pursuant to Clause 19.3.1 above will only extend to such Local Work Packages as have been entered into by the Defaulting Affiliate and in all other respects H3G’s (and other H3G Affiliates’) rights shall remain unaffected.

Consequences of termination
19.5	Termination of this Agreement or any Work Package will not affect the continuation of any provision (including but not limited to Clause 11), which is intended to, or capable of surviving termination.
19.6	Termination of this Agreement, other than under Clause 19.1, shall not operate to terminate Local Work Packages (though for the avoidance of doubt the same event may be the basis of termination of this Agreement by H3G and of termination of Local Work Packages by H3G Affiliates).

20	Limitation of Liability
20.1	Nothing in this Agreement shall exclude or limit either Party’s liability for (i) the tort of deceit; (ii) death or personal injury caused by its negligence (as defined in section 1 of the Unfair Contract Terms Act 1977); (iii) any breach of the obligations implied by section 12 Sale of Goods Act 1979 or section 2 Supply of Goods and Services Act 1982; (iv) any liability which cannot be excluded by law; (v) or in the case of TCS, the indemnity set out in Clauses 4.1 to 4.5 of the Licence Agreement.

20.2	Subject to Clause 20.1 and to the extent that the law permits, each Party’s maximum liability per event shall in no event exceed [*]% of the Estimated Total Spend.
20.3	TCS agrees that any and all claims by TCS against H3G or its Affiliates will be brought by TCS solely against H3G subject always to the limits on liability above and TCS will not bring any claims directly against any H3G Affiliate for damages or any liquidated sums.

20.4	Clause 20.3 is without prejudice to TCS’s ability to seek an injunction against an H3G Affiliate.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21	Partnership
Each Party is an independent contractor. Nothing in this Agreement or any Work Package shall render either Party an agent of the other save to the extent that a relationship of agency is expressly stated to be created in the relevant Work Package.

22	Compliance
Each party shall perform its obligations under this Agreement in a manner which enables the other party’s to comply at all times with all applicable laws, regulations and rules applicable to the other party’s business.

23	Notices and Address for Service
23.1	Any notice, consent or the like to be given by either Party to the other in connection with this Agreement shall be in writing and sent by special delivery (if to an address in the United Kingdom) or by air mail (if to an address not in the United Kingdom) to the address of the recipient set out below or to such other address as shall for the purpose be notified in writing by the recipient or shall be delivered by hand or by courier or sent by facsimile transmission to the number set out below. Any change of address by any Party during the term of this Agreement or any Work Package shall be notified promptly to the other Party in writing by special delivery or air mail.

23.2	The initial addresses and fax numbers for the Parties or their respective agents for the purpose of service of proceedings in England and Wales and for the purposes of Clause 23.1 are:

(a)	TCS
	Address:	275 West Street, Annapolis, MD 21401
	Fax no:	001-410-280-1048
	For the attention of:	Legal Department
(b)	H3G
	Address:	L-1728,
7 Rue du Marche aux Herbes,
Luxembourg
	With a copy to:	c/o Hutchison Whampoa Limited
22nd Floor, Hutchison House
10 Harcourt Road
Central, HONG KONG
	For the attention of:	Company Secretary
	Fax	+852 2128 1778

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23.3	H3G irrevocably appoints Hutchison Whampoa Agents (UK) Limited of 9 Queen Street, Mayfair, London, W1X 7PH as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of H3G or for this purpose, H3G shall promptly appoint a successor agent and notify TCS thereof.

23.3A	TCS irrevocably appoints Salans Secretarial Services Limited as its registered office from time to time (currently Clements House, 14-18 Gresham Street, London, EC2V 7NN) quoting reference to RLT/0201111.2 as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of TCS for this purpose, TCS shall promptly appoint a successor agent and notify H3G thereof. Until H3G receives such notification, it shall be entitled to treat the agent named above (or its successor) as the agent of the Guarantor for the purposes of this clause. TCS agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to TCS.

23.4	A notice, demand or other communication served by special delivery shall be deemed duly served on an addressee in the United Kingdom forty-eight hours (disregarding days which are not Business Days) after posting, a notice, demand or other communication served by air mail shall be deemed duly served on an addressee in a country other than the United Kingdom five Business Days after posting and a notice, demand or other communication sent by facsimile transmission shall be deemed, in the absence of proof of earlier receipt, to have been served at the time of transmission (save that if the transmission occurs after 6.00 p.m. on a Business Day or on a day other than a Business Day the notice, demand or other communication shall be deemed to have been served at 8.30 a.m. on the next Business Day following transmission) and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Clause or, in the case of special delivery or air mail, properly addressed to the address of the Party to be served given in this Clause and placed in the post prepaid and, in the case of the facsimile transmission, that such facsimile was duly transmitted to the number of the Party to be served given in this Clause and an electronic acknowledgment was received. For the purposes of this Clause 23 alone “Business Day” shall mean any day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the country to which the notice is being sent.

24	Entire Agreement
This Agreement together with the Schedules constitutes the entire agreement between the Parties relating to the subject matter covered and supersedes any previous agreements, arrangements, undertakings or proposals, written or oral, between the Parties in relation to such matters.

25	Waiver
25.1	No variation or waiver of any of the terms hereof shall be valid unless in writing signed by or on behalf of the Parties.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25.2	No relaxation, delay, forbearance or indulgence of either Party in exercising or enforcing nor any failure by either Party to exercise or enforce any rights conferred upon it by this Agreement shall be deemed a waiver of any such right or operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

26	Severability
The invalidity or unenforceability of any provision (or part of a provision) of this Agreement shall not affect or prejudice the validity or enforceability of the remainder of this Agreement.
27	Assignment
Neither Party shall assign, transfer or otherwise dispose of its rights or obligations under this Agreement without the prior written consent of the other Party such consent not to be unreasonably withheld or delayed (except where such assignment, including partial assignment, is to an H3G Affiliate in which case no such consent shall be required).

28	Governing Law and Jurisdiction
The construction, validity and performance of this Agreement shall be governed by the laws of England and Wales.
29	Amendments
29.1	Except as otherwise provided herein, no addition, amendment or modification of this Agreement shall be effective, unless it is in writing and signed by a duly authorised signatory of each Party.

               In witness thereof the Parties have executed this Agreement on the date stated above.

SIGNED by	)
for and on behalf of	)
HUTCHISON WHAMPOA	) /s/
3G IP S.A.R.L.	)
SIGNED by	)
for and on behalf of	)
TELECOMMUNICATION SYSTEMS INC.	) /s/

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Change Control Procedure

1.1	H3G and TCS shall discuss Changes proposed by either party and such discussion shall result in either:

1.1.1	a written request for a Change by H3G; or
1.1.2	a written recommendation for a Change by TCS

or, if neither party should wish to submit a request or recommendation, the proposal for the Change will not proceed

1.2	Where a written request for a Change is received from H3G, TCS shall, unless otherwise agreed, submit a Change Control Note (“CCN”) to H3G within 5 Business Days.
1.3	A written recommendation for a change by TCS shall be submitted as a CCN direct to H3G at the time of such recommendation.
1.4	Each CCN shall contain:

1.4.1	the title of the Change;
1.4.2	the originator and the date of the request or recommendation for the Change;
1.4.3	the reason for the Change;
1.4.4	full details of the Change including any specifications;
1.4.5	a timetable for implementation together with any proposals for acceptance of the Change;
1.4.6	the impact, if any, of the Change or other aspects of the Work Package in question (and any other Work Package which may be affected) including but not restricted to:-
(a)	the Project Plan;
(b)	the Charges;
(c)	the resources required;
(d)	the Project Staff.

1.4.7	the date of expiry for acceptance by H3G of the CCN (which shall not be less than 30 Business Days from receipt of the CCN by H3G); and
1.4.8	provision for signature by H3G and TCS.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5	For each CCN submitted H3G shall, within the period for acceptance of the CCN advised pursuant to Clause 1.4.7 of this Schedule 2:

1.5.1 allocate a sequential number to the CCN;
1.5.2 evaluate the CCN and as appropriate either:-

(a)	request further information whereupon the period for acceptance of the CCN shall be deemed to have been extended to 15 days following the provision of such information from TCS to H3G;
(b)	(i) approve the CCN; or
(c)	(ii) notify TCS of the rejection of the CCN.

1.5.3 if approved, arrange for two copies of the approved CCN to be signed by or on behalf of H3G and TCS. The signing of the CCN will signify acceptance of a Change by both H3G and TCS

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

H3G Affiliates

[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Initial H3G Affiliates

[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Licence Agreement
DATED as of 31st January 2002

(1)	HUTCHISON WHAMPOA 3G IP S.A.R.L.

(2)	TELECOMMUNICATION SYSTEMS INC.

LICENCE AGREEMENT

Baker & McKenzie
100 New Bridge Street
London
EC4V 6JA
Tel: 020 7919 1000
Fax: 020 7919 1999
Ref: HRS/RJH/PLG

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This Licence Agreement is made on the [ ] day of January 2002 (“Licence Agreement”)

BETWEEN:

1.	HUTCHISON WHAMPOA 3G IP S.àR.L. a company incorporated under Luxembourg law having its registered office at L-1728 Luxembourg, 7, Rue du Marche aux Herbes, Luxembourg (“H3G”); and
2.	TELECOMMUNICATION SYSTEMS INC. a Maryland corporation having its principal place of business at 275 West Street, Annapolis, Maryland, 21401 (“TCS”); each a “Party”, together referred to as the “Parties”.

WHEREAS:

(A)	Hutchison 3G UK Limited issued a Request for Quotation (the “Initial RFQ”) entitled “Request for Quotation for Location Services (LCS) System” dated 17 August 2001 and a further Request for Quotation entitled “H3G Technical and Functional Requirements for the Location Service XLP” and dated October 18, 2001 (the “Second RFQ”) for the design, development, integration, implementation and support of the Location Server System (as such term is defined in Clause 1.1)(the Initial RFQ and the Second RFQ being together the “RFQ”) and which is set out in Schedule 6 to the Services Integration Agreement.

(B)	In response to the RFQ, TCS issued a Response to RFQ dated 25th October 2001 comprising the documents set out in Schedule 7 to the Services Integration Agreement (the “Response”).
(C)	A series of workshops were held between TCS and H3G to confirm the technical and functional requirements of the Location Server System and to define the required interfaces (which were documented in the Interface Control Documents). As a result of the workshops, the parties agreed the baseline functional requirement for the Location Server System entitled “H3G Technical and Functional Requirement for the Location Server XLP, Revision 1.0 (“Technical and Functional Requirements Document”) dated January 12, 2002. The Technical and Functional Requirements Document forms part of the Functional Specification.

(D)	In reliance on the statements made by TCS in the Response and in reliance on TCS’ skill, knowledge and experience, including but not limited to the experience and track record of TCS in the IT, computing and software industries, H3G has decided to use the Supplied Software.

(E)	TCS is the unencumbered legal and beneficial owner of the worldwide intellectual property rights in the TCS Standard Software and has the unencumbered legal and beneficial rights necessary to grant H3G and the H3G Licensed Affiliates the licence to use the Supplied Software and Documentation. H3G wishes to use the Supplied Software and TCS has agreed to grant a non-exclusive licence to H3G to use the Supplied Software

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(as defined below) on the terms and conditions set out in this Licence Agreement.
(F)	Contemporaneously with execution of this Licence Agreement, TCS and H3G have entered into an agreement concerning design, development, implementation and support of or to TCS’s Software (“Services Integration Agreement”).

(G)	It is the intention of the Parties that, once the Supplied Software has been accepted by H3G, each H3G Affiliate (as defined below) will decide whether or not to implement the Supplied Software.

IT IS AGREED:

1	Definitions

In this Licence Agreement the following words and expressions shall have the following meanings:
“Committed Licence Revenue” means the sum of [*] pounds sterling ([*]);
“Committed Licence Revenue Tranche” means the sum of [*] pounds sterling ([*]);
“Error” means any characteristic of the Supplied Software or the Documentation that means that the Supplied Software or the Documentation is not compliant with the warranties set out in Clauses 4.6.2 to 4.6.7;

"Fees” means the fees payable in respect of the Supplied Software as set out in Schedule 2 to this Licence Agreement;

“H3G Affiliate” means:

any company or entity which from time to time is controlled directly or indirectly by HWL, or any successor or assignee company of HWL, (where “control” or “controlled” has the meaning given to it in section 574(2) of the Capital Allowances Act 2001); or

any company or entity in which from time to time HWL (or any successor or assignee company of HWL) holds directly or indirectly 15% or more of the shares or voting power; or
(c)	the companies or entities listed in Schedule 4 (List of H3G Affiliates) as this may be amended by H3G from time to time by notice in writing to TCS;

“HWL” means Hutchison Whampoa Limited, a company incorporated under the laws of Hong Kong;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Initial Licence Fee” means [*] pounds sterling ([*]) constituting twenty-five per cent of the Committed Licence Revenue;
"Modification” means any change or amendment to, or upgrade or New Version of, the Supplied Software or any New Release provided to H3G;
"New Release” means any new release of any Supplied Software, which from time to time is publicly marketed and offered for licensing by TCS or any third party in the course of their normal business;
"New Version” means the updating of the Supplied Software with versions that contain error fixes and/or functional changes;
"Notional Committed Subscriber Number” has the meaning given to it in Section 5 of Schedule 2;
"Notional Per Subscriber Charge” means, the notional charge per Subscriber set out in Section 5 of Schedule 2;
“Per Subscriber Charge” means the amount of money payable by H3G for additional Subscribers as set out in Schedule 2;
“Services Integration Agreement” means the agreement between the parties of the same name executed on the same day as this Agreement;
“Subscriber” means a subscriber represented by a USIM card which is registered on the networks of H3G or any H3G Affiliates which have accepted the Location Server System into live production and which have generated revenue for H3G [*] as notified by H3G to TCS, which notification shall be final and conclusive, in the absence of manifest error;

Subscriber Based Revenue” means the fees payable to TCS in relation to the number of Subscribers utilising the Location Server System as measured by H3G pursuant to Clause 7.3;
“Supplied Software” means the TCS Standard Software, the Customised Software Developments and the Third Party Software together with, once provided to H3G, all Modifications to the same;
“TCS Affiliate” means any company or entity, which from time to time is controlled directly or indirectly by TCS (or any successor or assignee company of TCS) or by any company by whom TCS is itself controlled directly or indirectly (where “control” or “controlled” has the meaning given to it in section 574(2) of the Capital Allowances Act 2001);

“TCS Standard Software” means the computer programs in object code form together with any accompanying Documentation which are the proprietary products of TCS and which are listed in Schedule 1 to this Licence Agreement as this may be amended from time to time, following agreement between the parties so to amend in accordance with the terms of this Licence Agreement;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Territory” means, in relation to an H3G Affiliate, the country or territory in which such H3G Licensed Affiliate is located;
"Third Party Software” means software which TCS is required to procure from third parties pursuant to the terms of any Work Package under the Services Integration Agreement or which TCS actually procures from third parties for the purpose of providing Services under such Work Packages entered into under the Services Integration Agreement including that listed within and described as such within Schedule 1 to this Licence Agreement; and

“Virus” means any code which is designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the Supplied Software, or any other associated hardware, software, firmware, computer system or network, or would disable the Supplied Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorised number of copies, advancement to a particular date or other numeral, or that would permit TCS or any other person to access the Supplied Software to cause such disablement or impairment, or which contains any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations. It includes, without limitation, computer programs commonly referred to as worms or Trojan horses.

1.2	Unless otherwise defined above or elsewhere in this Licence Agreement capitalised words shall have the meaning attributed to them in the Services Integration Agreement.
1.3	Words importing the singular shall include the plural and vice versa; words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa.
1.4	References to Clauses and Schedules are, unless otherwise stated, references to the clauses of and schedules to this Licence Agreement.
1.5	Reference to any statute or statutory provision is, except where stated otherwise, to a United Kingdom statute or statutory provision. Such reference includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time.

1.6	Clauses 1.1 to 1.5 apply unless the contrary intention appears.
1.7	The headings in this Licence Agreement do not affect its interpretation.
1.8	The Schedules to this Licence Agreement form part of it.
1.9	In the event of any conflict or ambiguity within or between any provisions of this Licence Agreement and the Services Integration Agreement then the order of precedence shall be, in descending order, as follows:

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	the main terms and conditions, Clauses 1-29 of the Services Integration Agreement;
(b)	the Schedules to the Services Integration Agreement;
(c)	the main terms and conditions, Clauses 1-18 of this Licence Agreement;
(d)	the Schedules to this Licence Agreement.

2.	Treatment of Licences/Intellectual Property Rights
2.1	H3G Licensed Affiliates are intended beneficiaries of this Licence Agreement and may enforce the terms of this Licence Agreement under the terms of the Contracts (Rights of Third Parties) Act 1999. However, the Parties to this Licence Agreement may rescind, vary, amend or terminate this Licence Agreement without the consent of any H3G Affiliate, notwithstanding that an H3G Affiliate has relied on, or indicated assent to, any term of this Licence Agreement. For the avoidance of doubt, all the terms of this Licence Agreement are intended to confer a benefit on each H3G Licensed Affiliate.

2.2	Except as provided in Clause 2.1, a person who is not a party to this Licence Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Licence Agreement but this does not affect any right or remedy of an H3G Affiliate which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

2.3	In the event of any breach of this Licence Agreement by TCS, TCS shall be liable for not just the losses, damages and expenses suffered or incurred by H3G but also for any such losses, damages and expenses suffered or incurred by any H3G Licensed Affiliate for which it would have been liable had they been losses, damages or expenses of H3G. This Clause 2.3 applies mutatis mutandis to any loss or damage suffered by any H3G Licensed Affiliate by reason of any tort, delict or other act or omission of TCS which gives rise to liability of TCS to H3G (or were the loss or damage to have been suffered by H3G would give rise to such liability) other than by reason of the provisions of this Licence Agreement but related to the subject matter of this Licence Agreement.

2.4	If, notwithstanding the provisions of Clauses 2.1 and 2.3, any H3G Licensed Affiliate cannot for any reason recover the losses referred to in Clauses 2.1 or 2.3 against TCS or finds itself in a less advantageous position under the Contracts (Rights of Third Parties) Act 1999 than it would have been had it been a party to the Licence Agreement, then the provisions of Clause 2.3 shall be varied so as to read:

“H3G hereby declares itself trustee of the obligations, covenants and indemnities given in this Licence Agreement by TCS to H3G and holds the said obligations, covenants and indemnities upon trust for the absolute benefit of the H3G Licensed Affiliates and TCS hereby covenants with H3G (in its capacity as such trustee) that TCS shall perform each of the said obligations, covenants and indemnities.”

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5	No proceedings may be brought by an H3G Affiliate against TCS without the consent of H3G (which, if given, may be conditional upon or subject to such procedural limitations or controls as H3G may impose in any case).

2.6	Proceedings may only be brought by TCS against H3G in relation to the subject matter of this Licence Agreement. For the avoidance of doubt, no proceedings may be brought by TCS against any H3G Licensed Affiliate.

2.7	At H3G’s discretion and upon notice by H3G to TCS of divestment and of H3G’s desire to rely on the provisions of this Clause 2.7, any Divested Business Unit shall be entitled to enjoy the benefit of this Licence Agreement on the basis set out in this Clause 2.7 and on the basis set out in the novation agreement which the Parties hereby undertake, upon such divestment and notice, to enter into substantially in the form set out in Schedule 5 with the Divested Business Unit or its owner.

2.8	Notwithstanding the provisions of Clause 2.7, TCS reserves the right not to enter into a novation agreement with the companies or entities set out in Schedule 17 to the Services Integration Agreement.
2.9	Any obligations of H3G may be validly discharged by any H3G Licensed Affiliate and any rights of H3G may be exercised by any H3G Licensed Affiliate (irrespective of the fact that the relevant term of the Licence Agreement refers only to the Parties).

2.10	No reference to the enforcement of rights by H3G Licensed Affiliates contained in this Licence Agreement include a right to terminate this Licence Agreement.
3.	Licence and Term
3.1	In consideration of the Fees paid by H3G to TCS, TCS hereby grants to H3G and H3G Licensed Affiliates a non-exclusive, perpetual, world-wide, royalty-free licence (the “Licence”):

3.1.1	to use the Supplied Software and allow use of the Supplied Software by H3G and each H3G Affiliate on their respective networks, regardless of the standard used (including, without limit, GSM 900, GSM 1800, UMTS, CDMA or CDMA 2000) for their 2G, 2.5G and/or 3G subscribers;

3.1.2	to use the Documentation; and
3.1.3	in the circumstances envisaged in Clause 3.2(d), to develop, modify and maintain the Supplied Software; and
3.1.4	to grant to any Authorised Sub-contractor (as defined in Clause 3.5) the rights necessary to allow H3G to exercise the rights set out in Clause 3.5.

[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2	For the purposes of this Licence Agreement “use” of the Supplied Software or Documentation shall be defined as including, as appropriate, whether in relation to object code or accompanying documentation:

(a)	processing data of or for H3G or H3G Affiliates;
(b)	making sufficient copies of the Documentation as are necessary for H3G and H3G Affiliates;
(c)	making sufficient copies for back-up and archival use;
(d)	developing, modifying and maintaining the Supplied Software in the event of any of the matters described at Clause 6.1 occurring; and
(e)	for the purpose of operating the Supplied Software and/or in circumstances envisaged in Clause 3.5 granting any Authorised Sub-contractor a sub-licence to use, develop, modify and maintain the Supplied Software.

3.3	For the avoidance of doubt, use of the Supplied Software will include use as a minimum for third generation, CDMA, second generation mobile system users and users of legacy systems.
3.4	Except as otherwise permitted by law or otherwise stated in this Licence Agreement and provided that the remainder of this Clause 3.4 is complied with by TCS in a timely fashion, H3G may not in any way adapt, vary, modify, transfer, reverse assemble, reverse compile or otherwise reverse engineer the Supplied Software, in whole or in part. Upon request of H3G or any H3G Affiliate TCS shall provide such information as is necessary to allow such company to develop software, which is interoperable with such Supplied Software.

3.5	H3G shall use reasonable endeavours to maintain accurate and up-to-date records of the number and location of all copies of the Supplied Software.
3.6	Notwithstanding any statement in this Licence Agreement to the contrary, H3G may permit use of the Supplied Software (or any part thereof) under the terms of any agreement between H3G or any of the H3G Affiliates and any agent or sub-contractor (“Contractor Agreement”) including, without limitation, consultant programmers, system integrators, system maintainers, outsourcing, or disaster recovery or other service TCSs (“Authorised Sub-Contractors”). H3G shall be entitled to grant to such Authorised Sub-Contractors a sub-licence to use the Supplied Software solely to provide services (whether systems integration, maintenance, outsourcing, disaster recovery or other support services) under such Contractor Agreement in respect of the Supplied Software. Any such sub-licence shall terminate on termination of the Contractor Agreement (or, if later, on termination of any obligation to provide services consequent upon termination of such Contractor Agreement)

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.7	The parties acknowledge that the costs for Third Party Software were based on the projections made by TCS in assessing what Third Party Software would be required in order for the Supplied Software to deliver the functionality set out in the Functional Specification. Subject to Clause 4.2(i) of the Services Integration Agreement, in the event that there is a material change to the amount of Third Party Software required to deliver such functionality, the parties agree to evaluate the impact on the element of the Fees that is referable to the Third Party Software and the parties may, if the impact of the change of Third Party Software is that there is a potential overall cost saving to H3G in procuring the Location Server System, agree to adjust the price of the Third Party Software accordingly.

3.8	[*]
4.	Warranties and Indemnities
4.1	TCS undertakes to defend H3G, all H3G Affiliates and its or their directors, officers and employees from and against any claim or action that the use or possession of the Supplied Software or any part of the Supplied Software infringes the Intellectual Property Rights of a third party (“IPR Claim”) and shall fully indemnify and hold harmless H3G and all H3G Affiliates and its or their directors, officers and employees from and against any losses, damages, costs (including legal fees) and expenses incurred by H3G, any H3G Affiliates and/or its or their directors, officers and employees or awarded by a court of competent jurisdiction against H3G, any H3G Affiliate and/or its or their directors, officers and employees, as a result of or in connection with such IPR Claim. TCS shall be promptly informed by H3G or the relevant H3G Affiliate in writing and furnished a copy of each communication, notice or other action relating to the alleged infringement and H3G shall provide TCS with all reasonable authority, information and assistance (at TCS’s expense) necessary for TCS to defend or settle such an IPR Claim.

4.2	The foregoing indemnity shall remain in effect notwithstanding any termination of this Licence Agreement.
4.3	If any IPR Claim is made or, in either Party’s reasonable opinion, is likely to be made against H3G or any H3G Affiliate or its or their directors, officers or employees, TCS shall, with minimum disruption to H3G, the H3G Affiliates and their respective Subscribers at its option promptly and at its own expense either:

(a)	procure for H3G and the H3G Affiliates the right to continue using and possessing the Supplied Software; or
(b)	modify or replace the infringing part of the Supplied Software (without prejudice to the representations and warranties made as to such Supplied Software and without diminishing or curtailing any of the required functions

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or facilities or the performance of the Supplied Software) so as to avoid the infringement or alleged infringement

4.4	In the event that H3G or any H3G Affiliate does not believe (acting reasonably) that TCS has complied with Clause 4.3 in relation to the Supplied Software modification or replacement Supplied Software provided by TCS pursuant to Clause 4.3 or the IPR Claim prevents the use by H3G or any H3G Affiliate of the Supplied Software or any part thereof, H3G may terminate this Licence Agreement and, without prejudice to its other rights and remedies, receive a refund of all sums paid under the Licence Agreement and the Services Integration Agreement (and all agreements ancillary to it) to TCS by H3G or any H3G Affiliate.

4.5	TCS’s indemnity obligations hereunder shall not apply to the extent that the infringement arises out of any modification of the Supplied Software not made or authorised by TCS or the combination, operation or use of the Supplied Software with such other programs or data (of which TCS was not aware) if such infringement was directly caused by the combination, operation or use of the Supplied Software with other programs or data.

4.6	TCS warrants that:
4.6.1	it has the right to enter into this Licence Agreement and to grant H3G and the H3G Affiliates the licence to use the Supplied Software and Documentation;
4.6.2	the Supplied Software will and shall continue to perform in accordance with the functions and in the manner described in the Functional Specification and any additional specifications provided for under the Services Integration Agreement;

4.6.3	the Supplied Software is Date Compliant;
4.6.4	the Supplied Software is Currency Compliant;
4.6.5	the Supplied Software does not contain any Viruses;
4.6.6	the media on which the Supplied Software is provided will be free from defects in workmanship and materials during normal use; and
4.6.7	the Documentation will describe in detail and in a completely self-contained manner how H3G may access and use the Supplied Software such that any reader of the Documentation can access, use and maintain all of the functionality of the Supplied Software without the need for further instruction.

4.7	If H3G or an H3G Affiliate notifies TCS in writing of an Error in the Supplied Software or Documentation, TCS shall, at its own expense, use its reasonable efforts to correct the Error. If it is unable to do so, TCS shall replace the defective Supplied Software or Documentation (as the case may be) with software or documentation of at least equivalent functionality and performance that is free of Errors (without prejudice to the other rights and remedies of H3G or the H3G Affiliate)

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Payment and Delivery
5.1	TCS shall invoice H3G for the Fees in accordance with Schedule 2. H3G shall pay all undisputed invoices within 30 (thirty) days of receipt of each such invoice. The Fees are exclusive of VAT which where applicable will be paid subject to receipt of an appropriate VAT invoice. All other taxes shall be for the sole account of TCS.

5.2	TCS shall, where applicable, render VAT (or other similar tax) invoices in accordance with the specific terms of the relevant Work Package (or invoices compliant with applicable legislation from time to time) in respect of the Charges together with all necessary substantiating documents required by H3G. Invoices shall be sent to H3G in accordance with the requirements set out in Clause 23 of the Services Integration Agreement. In the absence of such invoices and documentation the Charges shall be inclusive of VAT and all other similar taxes. If withholding taxes are payable, H3G shall pay such amounts to the relevant authorities in accordance with the applicable laws, and shall provide to TCS any and all withholding tax certificates which H3G receives.

5.3	Invoices shall be sent to H3G in accordance with the requirements set out in Clause 13 in relation to notices.
5.4	Upon signature of this Licence Agreement, or as H3G notifies TCS that it requires further licences as provided for within Schedule 2 (Fees), TCS shall deliver the Supplied Software and Documentation to H3G or to an H3G Affiliate (at the location requested by H3G).

6.	Deposit of and access to Source Code; Maintenance and Support
6.1	TCS will deposit the source code of any software to be provided by TCS under this Licence Agreement and any Documentation reasonably necessary for the purpose of the proper day to day operation and maintenance of such software (“Supporting Documentation”) in escrow and shall keep such source code and Supporting Documentation up to date in accordance with an escrow agreement with NCC Escrow International Limited in the form set out in Schedule 6. The Parties shall upon the entering into of this Licence Agreement or as soon as reasonably practicable thereafter enter into such escrow agreement with NCC Escrow International Limited. The Escrow Agreement shall, in any event, permit H3G and its Affiliates to have access to the source code of such software in the following circumstances and as set out in the escrow agreement at Schedule 6:

6.1.1	if any of the events described in Clause 8.3 of this Licence Agreement occurs or, in H3G’s opinion, is reasonably likely to occur in relation to TCS; or
6.1.2	in the event of a material breach by TCS of its obligations under this Licence Agreement, the Maintenance and Support Services Agreement, the Services Integration Agreement or any Global Work Package agreed under the Services Integration Agreement or the termination of any of the same on account of TCS’s default; or

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.3	if TCS or any other third person ceases to provide support and maintenance services in respect of the Supplied Software; or
6.1.4	if TCS’s unrestricted cash balance falls below [*];
6.1.5	if a Force Majeure event as defined under the Maintenance and Support Agreement prevents TCS from maintaining or supporting the Supplied Software;
6.1.6	if an Event of Force Majeure entitles H3G to terminate this Agreement; or
6.1.7	if TCS fails to enter into the Maintenance and Support Services Agreement when requested to do so by H3G.

6.2	Upon entering into this Licence Agreement and in any event prior to 31st January 2002 the parties shall enter into the Maintenance and Support Services Agreement for maintenance and support of the Supplied Software.

7.	Committed Licence Revenue/Subscriber Calculations
7.1	The parties have agreed that, subject to termination prior to the expiry of two years from Commercial Production, the Fees paid to TCS under this Licence Agreement shall at least equal the Committed Licence Revenue.

7.2	TCS shall within 5 days of the Commencement Date (“Initial Payment Date”) invoice H3G for the Initial Licence Fee. After payment of the Initial Licence Fee, H3G shall subject to earlier termination prior to the expiry of three years after Commercial Production and subject to Clause 7.6, pay TCS [*] more payments of the Committed Licence Revenue Tranche, each payment being due on a quarterly basis with the first Committed Licence Revenue Tranche to be invoiced on Commercial Production.

7.3	In consideration for the Committed Licence Revenue, H3G are licensed to use the Supplied Software for [*] Subscribers (the “Committed Subscriber Level”). In the event that, as a result of the audit set out in Clause 7.4, H3G’s Subscriber levels exceed the Committed Subscriber Level prior to payment of 100 percent of the Committed Licence Revenue, H3G shall pay the balance remaining of the Committed Licence Revenue and then shall continue to pay for additional Subscribers in accordance with the Per Subscriber Charge.

7.4	H3G shall, on an annual basis, conduct an annual audit of the number of third-generation Subscribers who have generated revenue for an H3G Licensed Affiliate in the ninety calendar days prior to the conduct of the audit (the “Report”). H3G shall provide TCS with an independent auditor’s certificate that verifies the number of Subscribers set out in the Report.

7.5	On production of the Report, H3G shall calculate the Fees payable to TCS by multiplying the number of Subscribers in excess of the Committed Subscriber Level

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(as defined in Clause 7.5) by the Per Subscriber Charge (after deducting any payments previously made in relation to those Subscribers).

Annual adjustment of the timing payments

7.6	The parties have agreed that, until the Committed Subscriber Level has been achieved, the following process shall be applied to adjust the timing of the payments of the Committed Licence Revenue (“Tranche Timing of Payment Adjustment Process”):-

7.6.1	within 30 days of production of the Report, H3G will calculate whether they have exceeded the Notional Committed Subscriber Number.
7.6.2	In the event that H3G have exceeded the Notional Committed Subscriber Number, H3G agrees to pay TCS the difference between the payments they would have otherwise have made if the Notional Per Subscriber Charges had been applied for the relevant period and the amount of the Committed Licence Revenue that has been paid to date. This one-off adjusted payment shall be termed the (“One-off Adjusted Payment”).

7.6.3	As a result of the One-off Adjusted Payment, the amount of each [*] Committed Licence Revenue Tranche for the following year shall be reduced by a quarter of the One-off Payment so that the amount of the Committed Licence Revenue in that year shall not be affected but that part of the Committed Licence Revenue will be paid earlier. By way of example, if the One-off Adjusted Payment is [*] each Committed Licence Revenue Tranche for the year following the Report shall be reduced by [*]. The intention of the Parties is that the overall quantum of the Fees (including the Committed Licence Revenue) shall not be affected by the Tranche Timing of Payment Adjustment Process.

8.	Termination
8.1	Either Party may terminate this Licence Agreement with immediate effect by giving notice in writing to the other Party if any one or more of the following events happens:

(a)	the other Party commits a material breach of any of its obligations under this Licence Agreement which is incapable of remedy; or
(b)	the other Party fails to remedy, where capable of remedy, or persists in any material breach of any of its obligations under this Licence Agreement after having been required in writing in either case to remedy or desist from such breach within a period of 30 days provided however that no right of TCS to terminate for non-payment of any fees shall arise other than as provided in Clause 8.2.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2	For the purpose of Clause 8.1, TCS may terminate this Licence Agreement for non-payment by H3G only by giving at least 60 days’ notice to H3G where H3G has failed to pay an amount which is:

(a)	Undisputed, due and payable;
(b)	in excess of [*];
(c)	overdue for a period of at least 30 days; and
(d)	one for which a demand has been made by TCS in writing to H3G, provided that the demand clearly states that the amount has been overdue for a period of 30 days and states TCS’s intention to terminate this Licence Agreement at the end of the 60 day period following service of the demand if the demand is not met.

8.3	H3G may terminate this Licence Agreement with immediate effect by giving notice in writing to TCS if any one or more of the following events happens:

(a)	TCS proposes a voluntary arrangement within the meaning of Section 1 or Section 253 of the Insolvency Act 1986 or an interim order is made in relation to TCS under Section 252 of the Insolvency Act 1986 or any other steps are taken or negotiations commenced by TCS or any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving the other party and any of its creditors;

(b)	TCS is deemed to be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, or calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or a resolution is passed by the directors of TCS to seek a winding up or administration order, or TCS presents, or has presented in relation to it, a petition for a winding up order or to appoint an administrator, or has an administrator receiver, or receiver appointed of all or any part of its business, undertaking, property or assets;

(c)	a secured lender to TCS takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security; or
(d)	TCS suffers or undergoes any procedure analogous to any of those specified in Clauses 8.3(a) to 8.3(c) inclusive above or any other procedure available in the country in which TCS is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.4	H3G may, at any time following the payment of the Committed Licence Revenue, terminate this Licence Agreement with no further payment due from H3G by giving at least 30 days prior written notice to TCS.

8.5	The termination of this Licence Agreement shall be without prejudice to the rights and remedies of either Party which may have accrued up to the date of termination. In the event of termination for H3G’s breach, H3G shall also have the right to continue to use the Supplied Software for a period of [*] following termination of this License Agreement. During this additional [*] period only, H3G shall, unless the Committed Licence Revenue has been paid, continue to pay the Committed Licence Revenue Tranches as they become due. In the event that H3G have paid the Committed Licence Revenue, H3G shall continue to pay the Per Subscriber Charge.

8.6	In the event that this Licence Agreement is terminated for TCS’ breach, H3G’s rights to continue using the Supplied Software shall be unaffected.
8.7	In the event that an H3G Affiliate commits a material breach of this Licence Agreement (the “Defaulting Affiliate”), TCS’s rights to terminate this Licence Agreement pursuant to Clause 8.1 above will only extend to the Defaulting Affiliate’s rights under this Licence Agreement and in all other respects H3G’s (and other H3G Affiliates’) rights to continue using the Supplied Software shall remain unaffected.

9.	Consequences of termination
9.1	On termination of this Licence Agreement TCS shall procure that all documentation and other material including disks and tapes containing Confidential Information of H3G or any H3G Affiliate shall be returned to H3G or the relevant H3G Affiliate (as appropriate) forthwith.

9.2	Subject to Clause 8.5, the terms of Clauses 3, 5, 6, 7 and 10 shall survive termination of this Agreement. Any other terms of this Agreement which are either expressed so as to survive (or are capable of surviving) termination of this Agreement or from their nature or context it is contemplated that they are to survive termination shall remain in full force and effect notwithstanding termination.

10.	Limitation of Liability
10.1	Nothing in this Licence Agreement shall exclude or limit either Party’s liability for: (i) the tort of deceit; (ii) death or personal injury caused by its negligence (as defined in section 1 of the Unfair Contract Terms Act 1977); (iii) any breach of the obligations implied by section 12 of the Sale of Goods Act 1979 or section 2 of the Supply of Goods and Services Act 1982; (iv) any liability which cannot be excluded by law; (v) and, in the case of TCS, the indemnity set out in Clauses 4.1 to 4.5.

10.2	Subject to Clause 10.1 and to the extent that the law permits, each Party’s maximum liability per event shall in no event exceed [*] of the total of those sums which have been paid and those which are payable by H3G and any and all H3G Affiliates under this Licence Agreement, the Services Integration Agreement and the Maintenance and Support Services Agreement (and all agreements ancillary to it), or [*] whichever is the greater. For the purposes of calculating the total sums payable under the

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Maintenance and Support Services Agreement and agreements ancillary to it the minimum figure shall assume that maintenance and support is provided for a period of 4 years. This calculation shall be in pounds sterling and any conversion from any other currency shall be made using the London spot closing mid-point rate for that currency against the pound sterling which is shown in the edition of the Financial Times for the day on which this calculation is made or, if no edition is published on that day, in the edition last published before that day. The calculation shall be made at the time on which the cause of action first accrues which would otherwise result in liability greater than the aggregate liability cap provided for by this Clause 10.2.

10.3	TCS agrees that any and all claims by TCS against H3G or the H3G Affiliates will be brought by TCS solely against H3G subject always to the limits on liability above and TCS will not bring any claims directly against any H3G Affiliate other than to seek an injunction against the relevant H3G Affiliate where this is permitted under the laws of the relevant jurisdiction.

11.	Insurance
11.1	Without limiting its other obligation under the Licence Agreement or otherwise at law TCS shall effect and maintain at its own expense the following insurance policies (the “Insurance Policies”):

11.1.1	Professional Indemnity Insurance in relation to any negligent act error or omission or any breach of duty in the conduct and execution of professional activities and duties undertaken by TCS or any person for whom they are responsible pursuant to this Licence Agreement. This insurance shall be effected in an amount of not less than [*] per each occurrence for a period from the Commencement Date until 3 years after the termination of this Licence Agreement. The excess shall not exceed [*] in respect of any one occurrence or series of occurrences consequent upon or attributable to one original cause. This insurance shall not contain a retroactive date later than the date of the appointment of TCS or the date upon which TCS commenced work whichever is the earlier; and

11.1.2	Third Party Insurance covering the legal liability of TCS and H3G and H3G Affiliates for injury to persons or loss or damage to property arising out of the execution of the works or the performance of the Licence Agreement. The policy should contain a “Cross Liability Clause” extended to cover unintentional breach or infringement or unauthorised use of Intellectual Property Rights and the amount of such insurance shall not be less than [*] in respect of any one occurrence.

11.2	The terms and conditions of the Insurance Policies and the choice of insurer shall be approved by H3G and such approval shall not be unreasonably withheld. If TCS shall fail to effect and keep in force the Insurance Policies or provide copies of the Insurance Policies or premium receipts to H3G, then H3G may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose and recover from TCS whether by way of deduction or otherwise.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3	If the limit of liability under any of the Insurance Policies is subject to an annual aggregate, TCS undertakes to reinstate such limit of liability immediately in the event that such limit is exhausted for any reason.

11.4	H3G and the H3G Affiliates shall be named as an insured party under the Insurance Policies and TCS shall procure that each insurer agrees to waive any rights of subrogation against H3G and the H3G Affiliates.

11.5	TCS shall procure that the Insurance Policies contain a worldwide jurisdiction clause.
12.	Dispute Resolution/Compliance
12.1	It is the intention of the parties to settle amicably all disagreements and differences of opinion on matters of procedure and management arising out of this Agreement by conference and negotiations, and that the following procedure shall be followed prior to the serving of a claim form (as stipulated in this Agreement) or in relation to any matter of dispute between the parties concerning matters of procedure and management. In the event that the parties are unable to resolve any disagreement or difference of opinion arising out of this Agreement, the parties agree to dispose of the matter thus:

12.1.1	the Project Managers of both parties shall meet at H3G’s Designated Premises to attempt resolution. Should they not meet and resolve the matter within two (2) Business Days of the time at which either Party convenes a meeting to resolve the matter, then

12.1.2	the matter shall be promptly referred to the Steering Committee to attempt resolution. Should the Steering Committee not meet and resolve the matter within two (2) Business Days of the referral under this Clause 12.1.2 , then

12.1.3	the matter promptly shall be referred to the Group IT Director of H3G and the Chief Executive Officer of TCS for resolution. If the Group IT Director of H3G and the Chief Executive Officer of TCS are not able to resolve the matter within two (2) Business Days of the referral under this Clause 12.1.3, then

12.1.4	the Parties shall consider then and on an ongoing basis whether or not it would be suitable to refer the matter in dispute to an expert appointed by the Parties or at any to enter into an alternative dispute resolution procedure with the assistance of a mediator appointed by the Parties or, in default of agreement, by the President for the time being of the British Computer Society.

12.2	If the parties have not resolved the dispute or referred the matter as contemplated by Clause 12.1.4 within fifteen (15) Business Days of expiry of the period set out in Clause 12.1.3, then (subject to the ongoing obligation in Clause 12.1.4) the dispute resolution process shall be deemed to have been exhausted in respect of the matter in dispute and such dispute shall be referred to and finally resolved by arbitration under the International Chamber of Commerce Rules, which Rules are hereby deemed to be incorporated by reference into this Clause. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

be English. The governing law of the contract shall be the substantive law of England.
12.3	TCS shall perform its obligations under this Licence Agreement in a manner which enables H3G and its Affiliates to comply at all times with all applicable laws, regulations and rules applicable to its business.

13.	Notices and Address for service
13.1	Any notice, consent or the like to be given by either Party to the other in connection with this Licence Agreement shall be in writing and sent by special delivery (if to an address in the United Kingdom) or by air mail (if to an address not in the United Kingdom) to the address of the recipient set out below or to such other address as shall for the purpose be notified in writing by the recipient or shall be delivered by hand or by courier or sent by facsimile transmission to the number set out below. Any change of address by any Party during the term of this Licence Agreement shall be notified promptly to the other Party in writing by special delivery or airmail.

13.2	The initial addresses and fax numbers for the Parties or their respective agents for the purpose of service of proceedings in England and Wales and for the purposes of Clause 13.1 are:

(a) TCS

Address:	275 West Street, Annapolis, MD 21401

Fax no:	001-410-280-1048

For the attention of:	Legal Department

(b) H3G

Address:	L-1728,
7, Rue du Marche aux Herbes,
Luxembourg
With a copy to:	c/o Hutchison Whampoa Limited
22nd Floor, Hutchison House
10 Harcourt Road
Central, HONG KONG
For the attention of:	Company Secretary
Fax	+852 2128 1778

13.3	This Clause 13.3 shall apply in the absence of proof of earlier receipt. A notice, demand or other communication served by special delivery shall be deemed duly served on an addressee in the United Kingdom forty-eight hours (disregarding days which are not Business Days) after posting. A notice, demand or other communication served by air mail shall be deemed duly served on an addressee in a country other than the United Kingdom seven Business Days after posting. A notice,

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

demand or other communication sent by facsimile transmission shall be deemed to have been served at the time of transmission (save that if the transmission occurs after 6.00 p.m. on a Business Day or on a day other than a Business Day the notice, demand or other communication shall be deemed to have been served at 8.30 a.m. on the next Business Day following transmission).

13.4	In proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Clause or, in the case of special delivery or air mail, properly addressed to the address of the Party to be served given in this Clause and placed in the post prepaid and, in the case of the facsimile transmission, that such facsimile was duly transmitted to the number of the Party to be served given in this Clause and an electronic acknowledgment was received. For the purposes of this Clause 13 alone “Business Day” shall mean any day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London.

13.5	H3G irrevocably appoints Hutchison Whampoa Agents (UK) Limited of 9 Queen Street, Mayfair, London, W1X 7PH as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of H3G or for this purpose, H3G shall promptly appoint a successor agent and notify TCS thereof.

13.6	TCS irrevocably appoints Salans Secretarial Services Limited as its registered office from time to time (currently Clements House, 14-18 Gresham Street, London, EC2V 7NN) quoting reference to RLT/0201111.2 as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. If for any reason the agent named above (or its successor) no longer serves as agent of TCS for this purpose, TCS shall promptly appoint a successor agent and notify H3G thereof. Until H3G receives such notification, it shall be entitled to treat the agent named above (or its successor) as the agent of the Guarantor for the purposes of this clause. TCS agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England whether or not such agent gives notice thereof to TCS.

14.	Entire Agreement
This Licence Agreement together with the Schedules constitutes the entire agreement between the Parties relating to the subject matter covered and supersedes any previous agreements, arrangements, undertakings or proposals, written or oral, between the Parties in relation to such matters.

15.	Waiver
15.1	No variation or waiver of any of the terms hereof shall be valid unless in writing signed by or on behalf of those Parties.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.2	No relaxation, delay, forbearance or indulgence of either Party in exercising or enforcing nor any failure by either Party to exercise or enforce any rights conferred upon it by this Licence Agreement shall be deemed a waiver of any such right or operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

16.	Severability

The invalidity or unenforceability of any provision (or part of a provision) of this Licence Agreement shall not affect or prejudice the validity or enforceability of the remainder of this Licence Agreement.

17.	Assignment

Neither Party shall assign, transfer or otherwise dispose of its rights or obligations under this Licence Agreement without the prior written consent of the other Party such consent not to be unreasonably withheld or delayed (except, in the case of H3G, where such assignment, including partial assignment, is to an H3G Affiliate or to a any other third party (other than a TCS competitor set out in Schedule 17 to the Services Integration Agreement) who has acquired the whole or a substantial part of its assets in which case no such consent shall be required)

18.	Governing law and jurisdiction

The construction, validity and performance of this Licence Agreement shall be governed by the laws of England and Wales.

In witness whereof the parties have executed this Licence Agreement on the date stated above.

Signed by	)
for and on behalf of	)
HUTCHISON WHAMPOA 3G	) /s/
IP S.A.R.L	)

Signed by	)
for and on behalf of	)
TELECOMMUNICATION SYSTEMS INC	) /s/

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1
SUPPLIED SOFTWARE

[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE
FEES SCHEDULE

Section 1 – Minimum Licence Fees

Date	Invoiced Payment

Commencement Date	[*]
Commercial Production	[*]
One year after Commercial Production	[*]
Two years after Commercial Production	[*]

Section 2 – Subscriber-based Revenues

Subscriber Numbers		Payment Due

From	To

Minimum Licence Fees (as
[*]	[*]	set out in Section 1 above)

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

Section 3 – Third Party Software Fees to be paid per Data Centre Installation

Subscriber Numbers		Fees Payable

From	To

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 4 – Third party Software Fees to be paid per Test Installation

Fees Payable per Test Installation	[*]

Section 5 – Calculations to be used for adjustment of timing of payment of Minimum Licence Fees

Time	Notional Committed Subscriber Number

One year after the Commencement Date	[*]

One Year after Commercial Production	[*]

Two Years after Commercial Production	[*]

Three Years after Commercial Production	[*]

NOTIONAL PER SUBSCRIBER CHARGES

Subscriber Members		Notional Price Per Subscriber

From	To

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE
H3G AFFILIATES

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Acceptance Testing Procedures

TCS shall develop an Acceptance Tests Plan which shall cover a comprehensive set of tests for the purpose of ensuring that the Location Server System and other Services conform to the Functional Specification and any service levels. The Acceptance Tests Plan shall, as a minimum, include the following:-

•	Details of the Acceptance Tests to be conducted by H3G;

•	Details of what is to be tested, the relevant criteria against which the Supplied Software and all other Deliverables, including the Location Server System, will be tested and a detailed timetable for the performance of such Acceptance Tests;

•	Acceptance Criteria which, as a minimum, ensure the following:-

•	The Supplied Software and the other Deliverables, including the Location Server System, deliver the agreed functionality;

•	Existing functionality is not affected by the new service;

•	The Supplied Software and the other Deliverables, including the Location Server System, work in H3G’s Environment as required under this Agreement and any Work Package;

•	The components of the Location Server System and the other Deliverables integrate/interface with each other and integrate/interface with and will have no adverse effect on other systems installed in or services interfacing with H3G’s Environment including, without limitation, any systems or services provided by other H3G Service Providers;

•	The Supplied Software and the other Deliverables, including the Location Server System, perform within prescribed tolerances;

•	Any installation/required operating instructions are complete, accurate and usable;

•	Unless otherwise agreed in writing by the H3G Project Manager, the Supplied Software and other Deliverables can be managed and supported by existing service management tools and systems.

The Acceptance Tests Plan shall require the agreement of H3G before being finalised for these purposes.

•	Testing shall, unless otherwise agreed in writing by the H3G Project Manager, comprise the following:-

•	Unit testing

•	Functional testing

•	Integration/Interface testing

•	Security testing

•	Performance testing

•	Volume/Stress testing

•	Reliability, recovery and contingency testing

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Charges Schedule

Section 1 – Services Integration Agreement

Data Centre Installation	Test Installation	Pre-Production Installation
Fixed Fee (£)	Fixed Fee (£)	Fixed Fee (£)

[*]	[*]	[*]

NETWORK CHANGE FEE

1.	Change of Core Network [*] (one-off fee)

TRAINING FEES

Type of Training	Fees Payable

1. Initial Training Services (Deployment into a Data Centre)	[*] per Class

2. Customised Training Services	[*] per Class

AGREED RATE – LOCAL WORK PACKAGES

1.	[*] per day

Section 2 – Licence Agreement

MINIMUM LICENCE FEES

Date	Total Payment

1. Commencement Date	[*]

2. Commercial Production until one year after Commercial Production	[*]

3. One year after Commercial Production until two years after Commercial Production	[*]

4. Two years after Commercial Production until three years after Commercial Production	[*]

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBSCRIBER BASED REVENUES

Subscriber Numbers		Payment Due

From	To

[*]	[*]	Minimum Licence Fees (as set out in table above)

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

[*]	[*]	[*] per Subscriber

THIRD PARTY SOFTWARE FEES

1.	Per Data Centre Installation (or Pre-Production Installation)

Subscriber Numbers (per Data Centre or Pre-Production			Maximum Fees Payable

Installation)

From		To

[*]		[*]	[*]

[*]		[*]	[*]

[*]		[*]	[*]

[*]		[*]	[*]

H3G Affiliates may elect for a Pre-Production Installation followed by a Data Centre Installation, but will only pay once for the relevant Third Party Software

NB: The maximum fees payable above relate to TCS’ commitment to H3G as set out in Clause 4.2 that H3G will, provided the Subscribers per Data Centre Installation (or Pre-Production Installation) do not exceed the figures in the table above, not need to purchase any additional Third Party Software.

The Third Party Software is not licensed on a [*] basis (although payment is calculated on this basis).

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.     Per Test Installation

Fees Payable	[*]

Section 3 – Maintenance and Support Services Agreement

ANNUAL SUPPORT FEES

1.	[*] per cent of Fees (as defined in the Licence Agreement).

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Maintenance And Support Services Agreement

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

DATED as of 31st January 2002

(1) HUTCHISON WHAMPOA 3G IP SARL

AND

(2) TELECOMMUNICATION SYSTEMS INC.

MAINTENANCE AND SUPPORT SERVICES AGREEMENT

Baker & McKenzie
100 New Bridge Street
London EC4V 6JA

Tel: 0207 919 1000
Fax: 0207 919 1999
Ref: HRS/PLG

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT is made the                      day of                      January 2002

BETWEEN:

(1)	HUTCHISON WHAMPOA 3G IP S.A.R.L. a company incorporated under Luxembourg law whose registered office is at L-1728 Luxembourg,7, rue du Marche aux Herbes , Luxembourg (“H3G”); and

(2)	TELECOMMUNICATION SYSTEMS INC a Maryland corporation having its principal place of business at 275 West Street, Annapolis, Maryland, 21401 (“TCS”); each a “Party”, together referred to as the “Parties”

WHEREAS:

(A)	Hutchison 3G UK Limited issued a Request for Quotation (“Initial RFQ”) entitled “Request for Quotation for Location Services (LCS) System” dated 17 August 2001 and a further Request for Quotation entitled “H3G Technical and Functional Requirements for the Location Server XLP” and dated October 18, 2001 (“Second RFQ”) for the design, development, integration, implementation and support for the Location Server System (as such term is defined in Clause 1.1 of the Services Integration Agreement) (the Initial RFQ and the Second RFQ being together the “RFQ” and is set out in Schedule 6 to the Services Integration Agreement)

(B)	In response to the RFQ, TCS issued a Response to RFQ dated 25th October 2001 (“Response") which is attached to the Services Integration Agreement as Schedule 7.

(C)	H3G and TCS have produced statements of the required functionality for the Supplied Software, which is set out in Schedule 15 to the Services Integration Agreement (“Functional Specification”)

(D)	H3G and TCS have entered into a Licence Agreement whereby TCS has agreed to licence the Supplied Software to H3G and H3G Affiliates.

(E)	In reliance on the statements made by TCS in the Response and in reliance on TCS’s skill, knowledge and experience, including but not limited to the experience and track record of TCS in the IT, computing and software industries H3G has decided to request TCS to provide maintenance and support services in relation to the Supplied Software, following implementation, on the terms and conditions contained in this Agreement.

IT IS AGREED AS FOLLOWS:-

1.	Interpretation

1.1	In this Agreement the following words and expression shall have the following meanings except where the context otherwise requires:-

“Availability”	means the availability of the Supplied Software for the Service Period calculated by using the following

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

formula:-

(Total Service Hours – Supplied Software Unavailability) x 100

Total Service Hours

“Business Day”	means any day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London;

“Charges”	means the fees payable for the Support Services as set out in Schedule 3;

“Committed Licence Revenue”	has the meaning gives to it in the Licence Agreement;

“H3G Central Maintenance Team”	means the team of H3G staff whose purpose is to provide a central point within H3G for the monitoring and maintaining of the Supplied Software including, without limitation, the testing of Modifications prior to submission to the H3G Affiliates;

“H3G Licensed Affiliate”	means the Initial H3G Affiliates and any H3G Affiliates who have formally opted to implement the Supplied Software pursuant to the procedure set out in Clause 2 to the Services Integration Agreement;

“H3G Premises”	means any premises owned or leased by H3G on or to which TCS are providing Support Services;

“Help Desk”	means the help desk facility provided by TCS for use by H3G as set out in Schedule 2;

“Incident”	means a fault in the Supplied Software;

“Individual Instance”	means, in relation to a Critical Software Fault, any individual occurrence of such Critical Software Fault such that a recurrence of the same Critical Software Fault within a twenty-four hour period shall only constitute one Individual Instance;

“Initial H3G Affiliates”	has the meaning given to it in the Licence Agreement;

“Licence Agreement”	means the agreement of the same name executed by the parties on the date hereof;

“Licence Fees”	means the fees payable in respect of the Supplied Software as set out in Schedule 2 to the Licence Agreement;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Maintenance Release”	means any Modification to the Supplied Software that is not a New Version that may be either necessary or mandatory for maintenance purposes including, without limitation, a documented patch, “work-around” or other temporary fix;

“Maintenance Services”	means the provision of Maintenance Releases and New Versions to the Supplied Software;

“Modification”	means any change or amendment to the Supplied Software including, without limitation, any Maintenance Release or New Version together with any accompanying documentation;

“New Version”	means the updating of the licensed Supplied Software with versions that contain Software Fault fixes and/or functional changes;

“Repetitive Critical Software Fault”	means a Critical Software Fault that occurs on four Individual Instances in a rolling three-month period on the H3G network in a particular Territory;

“Scheduled Downtime”	means any period during which the Supplied Software will be Unavailable due to scheduled maintenance work that is agreed by the Parties at least 14 calendar days in advance;

“Service Hours”	means twenty-four hours per day, seven days a week;

“Service Period”	Means three calendar months;

“Services Integration Agreement”	means the agreement of the same name executed by the parties on the date hereof;

“Services Manager”	means the relevant persons (or their successors) set out in Schedule 1;

“Severity Classification”	means the classification of Software Faults in accordance with Schedule 2;

“Signature Date”	means the date this Agreement has been signed by both parties;

“Single Site Redundancy Issue”	means a problem or issue that is not due to the Location Server System but which causes the Supplied Software to become Unavailable in a Territory due to the lack of redundancy in that Territory (including loss of power, loss of connectivity to third-party systems (excluding the Recommended Platform));

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Software Fault”	means any incorrect functioning of the Supplied Software which results in the failure of the Supplied Software to operate substantially in accordance with the standards set out in the Functional Specification or any applicable specification agreed between the parties;

“Software Fault Services”	Means the provision of remedies and workarounds for (including fixes and patches for) Software Faults in relation to the Supplied Software together with the provision of the Helpdesk;

“Supplied Software Unavailability”	Means the period of time in the Service Period during which the Supplied Software was Unavailable;

“Support Services”	means the Maintenance Services and Software Fault Services to be carried out by TCS as set out in Clause 3 and Schedule 2 of this Agreement;

“Support Service Standards”	means those standards of performance to be achieved by TCS in performing the Support Services as set out in Schedule 2;

“TCS Service Centre”	means any of those locations listed in Schedule 4 of this Agreement;

“TCS Supported Platform”	means the platforms on which the Supplied Software is supported by TCS (whether at present or in the future) including, without limit, the platforms (and any successor versions thereof) listed in Schedule 5;

“Technical Contact”	Means, in the case of TCS, a contact who will be responsible for the supervision of technical engineers within the relevant Territory;

“Territory”	has the meaning given to it in the Licence Agreement;

“Top-up Local Support Agreement”	means an agreement between an H3G Affiliate and TCS for the provision of support and maintenance services not included within the scope of the Support Services or where the H3G Affiliate requires service levels in excess of the Support Service Standards;

“Total Hours”	means the number of hours in each Service Period, totalled over the Service Period less any planned downtime;

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Unavailable”	means that the Supplied Software (or any part thereof) is not available to be used in the relevant Territory in the manner in which such Supplied Software was designed and intended to be used as set out in the RFQ and the Functional Specification.

1.2	Words importing the singular shall include the plural and vice versa; words denoting persons shall include bodies corporate and unincorporated association of persons and vice versa.

1.3	References to Clauses and Schedules are, unless otherwise stated, references to the clause of and schedules to this Agreement.

1.4	Reference to any statute or statutory provision is, except where stated otherwise, to a United Kingdom statute or statutory provision. Such reference includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time.

1.5	Except where otherwise stated, capitalised terms have the meaning ascribed to them in the Services Integration Agreement.

1.6	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.7	The headings in this Agreement do not affect its interpretation.

1.8	The Schedules to this Agreement form part of it.

1.9	In the event of any conflict or ambiguity, the order of precedence for this Agreement and the documents attached to or referred to shall be, in descending order, as follows:

(i)	the Services Integration Agreement;
(ii)	the Licence Agreement;
(iii)	this Agreement;
(iv)	the Schedules to this Agreement;

2	Beneficiaries of the Agreement/Scope

2.1	H3G Affiliates are intended beneficiaries of this Agreement and may enforce the terms of this Agreement under the terms of the Contracts (Rights of Third Parties) Act 1999. However the parties to this Agreement may rescind, vary, amend or terminate this Agreement without the consent of any H3G Affiliate, notwithstanding that an H3G Affiliate has relied on, or indicated assent to, any term of this Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	TCS acknowledges that it shall be liable for not just the losses, damages and expenses (arising in contract, tort or otherwise) suffered or incurred by H3G but also for any such losses, damages and expenses suffered or incurred by any H3G Affiliate;

2.3	Except as provided in Clauses 2.1 and 2.2, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy which exists or is available apart from that Act.

2.4	If, notwithstanding the provisions of Clauses 2.1 and 2.2, any H3G Affiliate cannot for any reason recover its losses against TCS or finds itself in a less advantageous position under the Contracts (Rights of Third Parties) Act 1999 than it would have been had it been a party to the Agreement, then the provisions of Clause 2.1 (to the extent that they refer to the relevant Affiliate) shall be varied so as to read:

“H3G declares itself trustee of the obligations, covenants and indemnities given in this Agreement by TCS insofar as they are expressed to be for the benefit of the H3G Affiliates and holds the said obligations, covenants and indemnities upon trust for the absolute benefit of the H3G Affiliates and TCS hereby covenants with H3G to perform each of the said obligations, covenants and indemnities.”

2.5	TCS acknowledges that any obligation of H3G may be validly discharged by any H3G Affiliate and any rights of H3G may be exercised by any H3G Affiliate (irrespective of the fact that the relevant term only refers to the parties or the contracting entities).

2.6	In the event of divestment or partial divestment of a Divested Business Unit, if H3G so requests the parties hereby undertake to enter into a novation agreement with the Divested Business Unit in the form agreed in Schedule 5 of the Licence Agreement.

3	Supply of Support Services

3.1	In consideration of H3G paying to TCS the Charges in accordance with Clause 8 and as specified in Schedule 3 of this Agreement, TCS shall, in relation to the version (or versions) of the Supplied Software that H3G are operating, provide the Support Services during the Service Hours to H3G from the Start Date in accordance with the terms of this Agreement.

3.2	TCS shall perform the Support Services in accordance with the Service Levels set out in Schedule 2.

3.3	The Parties’ Services Managers shall meet within a reasonable time of either party’s Services Manager requesting a meeting but, unless both parties consent, not more than once in every Service Period to discuss TCS’ performance against the Service Levels, TCS’ road-map for improving the Supplied Software (including technology refresh plans) and to solicit H3G’s views on these matters.

3.4	In the event that an H3G Affiliate wishes to obtain service levels that exceed the Support Service Standards or receive services not currently included in the provision of Support Services, then TCS and the relevant H3G Affiliate shall negotiate in good faith to agree a Top-up Local Support Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5	TCS shall, at H3G’s request, demonstrate to H3G that it is able to provide remote and on-site Support Services in a country for which an Initial H3G Affiliate (included within the list of Initial H3G Affiliates in Schedule 4 of the Licence Agreement) is established and, in the event that further H3G Affiliates wish to enjoy the benefit of the Licence Agreement (and this Agreement), in the countries in which such further H3G Affiliate(s) is established.

3.6	For the purposes of Clause 3.3, TCS may demonstrate its ability to supply on-site Support Services in a country by using either its own personnel or personnel of a third party where contractual arrangements have been made with a third party service provider provided that TCS shall remain at all times directly responsible to H3G for the performance of such third party service provider’s duties under this Agreement. TCS hereby acknowledges that TCS shall be entirely responsible for the performance, acts and omissions of any TCS sub-contractor in relation to the supply of Support Services and that H3G shall be entitled to treat such sub-contractors as being TCS’s staff in every respect.

3.7	To the extent required to resolve a Critical or Major Software Fault, TCS shall provide on-site Support Services forthwith on request by H3G to resolve a Software Fault including, without limitation, any Critical or Major Software Fault which remains outstanding after the time set out in Schedule 2 for service restoration.

3.8	TCS shall ensure that its employees, agents and sub-contractors shall, when working on H3G’s Premises, conform to H3G’s published working terms and conditions and comply with H3G’s published regulations and codes of conduct (as the same may change from time to time) including, without limitation, H3G’s regulations as to health and safety and physical and logical security. Any such changes shall be provided to TCS prior to becoming effective. Any access by either party, their employees, auditors and agents to any premises, equipment or data owned or leased or licensed to the other shall be subject to the other’s published security and safety regulations.

3.9	If H3G reasonably believes that any employee, agent or sub-contractor of TCS or any employee of any agent or sub-contractor of TCS, should be removed either from any further provision of the Support Services or from the H3G Premises on which he is located, it may give prior notice to TCS accordingly. The parties shall attempt to negotiate a solution to the problem but in default of agreement to the contrary within two (2) Business Days of H3G’s first raising the matter, the employee, agent or sub-contractor shall be removed from the Support Services or H3G Premises (as the case may be).

3.10	TCS shall provide quarterly reports broken down by Territory on Software Fault logs, in order to advise H3G of the resolution times achieved in relation to the Supplied Software status as set out in the reporting obligations in Schedule 2. H3G will also measure the resolution times achieved in relation to the Supplied Software and any differences between the results measured by H3G and those reported by TCS shall be resolved in accordance with the dispute resolution procedure set out in Clause 18 of the Services Integration Agreement.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.11	TCS shall, for the duration of this Agreement, when such information is available for public announcement, inform H3G of any completed New Releases, any New Versions or any law or regulation proposed or in force that requires an update to the Supplied Software.

3.12	Modifications of the Supplied Software shall be provided as part of the Charges of TCS to H3G from time to time during the currency of this Agreement.

3.13	TCS shall deliver Modifications of the Supplied Software for the correction of known Software Faults to the H3G Central Maintenance Team or a H3G Affiliate as set out in Schedule 2, and shall include New Versions and Maintenance Releases to the Supplied Software which are not licensed separately by TCS.

3.14	TCS shall provide H3G with a UK free phone number for the purpose of making support calls under this Agreement. The costs of establishing and maintaining such UK free phone number shall be for TCS’ account.

3.15	TCS shall, prior to the date of Commercial Production, appoint a Technical Contact located within mainland Europe and shall ensure that such Technical Contact together with the requisite support staff (wherever located) are able to support the Location Server System for H3G’s Affiliates established within Europe. TCS shall inform H3G which person will constitute the TCS Service Manager in each territory in which an H3G Affiliate is established.

3.16	Modifications once incorporated into the Supplied Software shall be deemed to be a part thereof.

3.17	For each country in which Support Services are supplied, TCS shall designate a Services Manager who will have the primary responsibility for interfacing with H3G and also for keeping TCS’s organization and personnel informed about decisions regarding the Support Services. For the avoidance of doubt, the foregoing does not require TCS to locate a Service Manager in each Territory.

3.18	TCS shall have no obligation to support problems caused by the negligent use of the Supplied Software by H3G or an H3G Affiliate or for any element of the Supplied Software that is not installed on an TCS Supported Platform.

3.19	Notwithstanding H3G’s rights to terminate this Agreement for convenience pursuant to Clause 10.1, the Charges for the Support Services shall remain constant for the period of three years from the Commencement Date.

3.20	TCS will supply English-language versions of the relevant Documentation, and the parties agree that all communications relating to the Support Services shall be conducted in English

4	Warranties and Indemnities

4.1	TCS warrants that in providing the Support Services:

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.1	Its has the right to enter into this Agreement and to grant H3G and the H3G Affiliates the licence to use the Modifications under the terms of the Licence Agreement;

4.1.2	the Modifications will, on their supply to H3G, be Date Compliant;

4.1.3	the Modifications will, on their supply to H3G, be Euro Compliant;

4.1.4	the Modifications will, on their supply to H3G, not contain any Viruses;

4.1.5	The media on which the Modifications will be provided free from defects in workmanship and materials during normal use; and

4.1.6	the Documentation will describe in detail and in a completely self-contained manner how H3G may access and use the Documentation such that correctly trained any reader of the Documentation can access, use and maintain all of the functionality of the Modifications without the need for further instruction.

4.2	If H3G or a H3G Affiliate notifies TCS in writing of an error in the Supplied Software or of any degradation in the performance of any Supplied Software, TCS warrants that it shall, at its expense, use its reasonable efforts to correct the error in accordance with the time-scales set out in Schedule 2 or, if it is unable to do so, replace the defective Supplied Software (without prejudice to the other rights and remedies of H3G or the H3G Affiliate).

4.3	TCS hereby represents and warrants to H3G that:

4.3.1	the Supplied Software shall continue to function in accordance with the standards set out in the Documentation or any applicable standards agreed by the parties in writing;

4.3.2	any personnel engaged or employed by TCS in the provision of the Support Services shall be appropriately qualified for such work and prior to commencing such work on the Support Service shall have been trained by TCS specifically for work on the Supplied Software at no charge to H3G; and

4.3.3	at the date of this Agreement TCS has obtained and will maintain for the duration of this Agreement all permissions, consents and licences necessary to perform the Support Services.

4.4	TCS warrants that, in performing its obligations under the terms of this Agreement, it shall:

4.4.1	use all reasonable skill and care;

4.4.2	ensure that any TCS personnel engaged in the supply of the Support Services devotes enough time, attention, skill and ability to the provision of the Support Services for TCS to meet the service levels in Schedule 2.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5	Compliance

Each party shall comply with all applicable laws, regulations and rules relevant to its performance of this Agreement.

6	H3G’s Responsibilities

6.1	H3G shall cooperate with TCS and assist TCS to provide the Support Services in the following ways:

6.1.1	H3G shall provide adequately trained personnel to work with TCS who have access to the appropriate TCS technical documentation and have access to and are able to operate the Supplied Software.

6.1.2	At the time of any call reporting an Incident that is likely to require access to the Supplied Software, H3G shall provide a secure access link (in accordance with Schedule 2) to the system for TCS use. The link must allow the transfer of data between the supporting machine and supported machine and the exporting of such protocols as are necessary for TCS to run screens from TCS’s system to the subject system and vice versa. Security arrangements (in order to give TCS access to the system being serviced) must be mutually agreed to before becoming effective.

6.1.3	At the time of any call reporting an Incident, H3G will provide all reasonably requested information (including, by way of example, system log files, configuration files etc) and, to the extent it is practical to do so, a reproducible instance of the Incident.

6.1.4	For each country in which Support Services are supplied, H3G shall designate a project manager who will have the primary responsibility for interfacing with TCS and also for keeping H3G’s organization and personnel informed about decisions regarding the Support Services. For the avoidance of doubt, the foregoing does not require H3G to maintain an employee in such country.

6.1.5	Provide TCS with written notice of any changes made to the individual components of, or the configuration environment of the Location Server System.

6.1.6	Prior to reporting any Software Fault, undertake preliminary trouble-shooting to ascertain with reasonable certainty that the Software Fault relates to the Supplied Software.

7	Rights in Support Services Materials

7.1	Title to, ownership of and all Intellectual Property Rights in ideas, concepts, know-how or techniques, software and documentation developed or utilised by TCS in providing the Support Services to H3G shall be and remain with [*] unless otherwise agreed between TCS and H3G in writing.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8	Payment

8.1	Subject to Clause 8.2, H3G shall pay TCS the Charges in accordance with Schedule 3.

8.2	All amounts payable under this Agreement shall be exclusive of value added taxes which (if any) shall be paid by the paying party at the rate and in the manner for the time being prescribed by law.

8.3	Subject to Clause 8.4, if TCS spends more than 10 man days investigating non-TCS Faults (as defined below) in any Service Period, TCS reserves the right to charge H3G at the Agreed Rate for the time and materials costs of investigating and fixing Software Faults which are entirely unconnected with the Supplied Software or the Location Server System (“Non-TCS Faults”).

8.4	TCS will provide H3G with prior written notice of its intention to invoke the right to charge sums additional to the Charges for investigating and fixing Non-TCS Faults. TCS will provide time sheets and, where relevant, receipts for all such charges.

8.5	TCS reserves the right to charge interest on overdue payments at the sum of [*] from the date payment was due until payment is made unless H3G notifies TCS in advance that any portion of the invoice is disputed.

8.6	TCS shall, where applicable, render VAT (or other similar tax) invoices in accordance with the specific terms of the relevant Work Package (or invoices compliant with applicable legislation from time to time) in respect of the Charges together with all necessary substantiating documents required by H3G. Invoices shall be sent to H3G in accordance with the requirements set out in Clause 23 of the Services Integration Agreement. In the absence of such invoices and documentation the Charges shall be inclusive of VAT and all other similar taxes. If withholding taxes are payable, H3G shall, provided that TCS are able to reclaim such withholding tax, withhold such sums from payments due to TCS and pay such amounts to the relevant authorities in accordance with the applicable laws, and shall provide to TCS any and all withholding tax certificates which H3G receives. In the event that TCS are not able to reclaim such withholding tax, H3G shall pay to TCS such increased sum as is required to ensure that TCS receives the same gross payment it would have received had such withholding taxes not been payable.

9	Term

Subject to Clause 10, this Agreement shall be for an initial period of one (1) year from the date hereof and shall continue thereafter to be renewed on an annual basis until terminated by H3G giving TCS ninety (90) days’ written notice of H3G’s wish to terminate.

10	Termination

10.1	H3G’s right to terminate this Agreement on notice.

Note: Information in this document marked with a “[*]” has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.1.1	H3G may terminate this Agreement at will by serving not less than ninety (90) days’ prior written notice on TCS, such notice not to expire prior to twelve months after the Commencement Date.

10.1.2	If H3G serves notice terminating this Agreement at will pursuant to Clause 10.1.1 then H3G and, where relevant, each H3G Affiliate shall be deemed simultaneously to have served notice terminating each Top-up Local Support Agreement to which it is a party at the time specified in H3G’s notice.

10.1.3	Termination at will of this Agreement will not affect the continuation of any provision (including, without limitation, any service transfer or exit management provision) that is intended to, or capable of surviving termination.

10.1.4	H3G may terminate this Agreement forthwith without the need to pay any Charges other than those already due in the event that the Licence Agreement is terminated.

10.2	H3G Affiliates’ right to terminate Top-up Local Support Agreements on notice.

10.2.1	Notwithstanding any provision to the contrary of any Top-up Local Support Agreement or any other document (other than this Agreement) which forms part of a Top-up Local Support Agreement, an H3G Affiliate that has entered into a Top-up Local Support Agreement shall be entitled to terminate any such Top-up Local Support Agreement by the giving of not less than twenty-one (21) days’ written notice to TCS to expire at any time upon which the H3G Affiliate will pay TCS for the services rendered by TCS up to the date of termination of the respective Top-up Local Support Agreement. If an H3G Affiliate terminates any Top-up Local Support Agreement by such notice as aforesaid then, the H3G Affiliate shall have no further liability to TCS after the date of termination of the respective Top-up Local Support Agreement.

10.3	Termination of this Agreement for cause by either party.

10.3.1	Notwithstanding any provision to the contrary in any Local Support Agreement, each party shall, subject to Clause 10.3.2, have the right, without prejudice to its other rights or remedies, to terminate this Agreement immediately by written notice if the other party:

(a)	is in material or persistent breach of any of its obligations under this Agreement and either that breach is incapable of remedy or the other party shall have failed to remedy that breach within thirty (30) days after receiving written notice requiring it to remedy that breach; or

(b)	is unable to pay its debts (within the meaning of Section 123 of the Insolvency Act 1986 or become insolvent or an order made or a resolution passed for the liquidation, administration, winding-up or dissolution of the other party (otherwise than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, trustee, liquidator, administrator or similar officer should be appointed over all or any substantial part of the assets of the other party or any other steps are taken or

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

negotiations commenced by the other party or any of its creditors with a view to proposing any kind of composition, compromise or arrangement involving the other party and any of its creditors or anything analogous to the foregoing shall occur in any applicable jurisdiction.

10.3.2	For the purposes of Clause 10.3.1, but without limitation, TCS shall be deemed to be in material breach of this Agreement, and such breach to be incapable of remedy in the event that, solely due to a Software Fault:

(a)	the Availability of the Supplied Software within Territories utilising multi-site systems is measured as being [*]

(b)	the Availability of the Supplied Software within the Territories utilising single-rite systems is measured as being [*]

10.3.3	Termination of this Agreement will:

(a)	not affect the continuation of any provision (including, without limitation, any service transfer or exit management provision) which is intended to, or capable of, surviving termination or the rights accrued to date under this Agreement; and

(b)	be without prejudice to the right of any H3G Affiliate to seek to enter into a separate agreement with the TCS for the provision of support and maintenance services.

10.4	H3G’s right to terminate this Agreement on change of control

10.4.1	H3G shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement immediately by written notice to TCS, if TCS undergoes a change of control and this does not result in control passing to an Affiliate of TCS. For the purposes of this Clause, "control” has the meaning given to it in Section 574(2) of the Capital Allowances Act 2001.

10.5	If H3G or an Affiliate of H3G commits a material breach of this Agreement or a Top-up Local Support Agreement (the “Defaulting Affiliate”), TCS’s rights to terminate this Agreement or the Top-up Local Support Agreement (as relevant) will only extend to the Defaulting Affiliate and that in all other respects H3G’s rights shall be unaffected.

11.	Assignment

11.1	H3G shall have the right to assign the benefit of this Agreement.

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2	Except as set out in Clause 11.1 or as otherwise agreed by the parties, neither party shall have the right to assign, transfer or otherwise dispose of its rights or obligations under this Agreement.

12.	Incorporation of Terms in the Licence Agreement

12.1	The following clauses of the Licence Agreement are hereby expressly incorporated into this Agreement:

4.1-4.5 (IPR Indemnity)

10 (Limitation of Liability);

11 (Insurance)

12 (Dispute Resolution/Compliance)

13 (Address for Service)

13.	Miscellaneous

13.1	Any notice, consent or the like to be given by either party to the other in connection with this Agreement shall be in writing and sent by first class recorded delivery to the address of the recipient set out herein or to such other address and shall for the purpose be notified in writing by the recipient.

13.2	This Agreement (as amended from time to time) together with any document expressly referred to in any of its terms, contains the entire agreement between the parties relating to the subject matter covered and supersedes any previous agreements, arrangements, undertakings or proposals, written or oral, between the parties in relation to such matters.

13.3	No variation or waiver of any of the terms hereof shall be valid unless in writing signed by or on behalf of those parties.

13.4	The failure by either party to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed a waiver of any such right or operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

13.5	The invalidity or unenforceability of any part of this Agreement shall not affect or prejudice the validity or enforceability of the remainder of this Agreement.

13.6	The construction, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

EXECUTED by the parties hereto on the date first above written.

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Signed by for and on behalf of	)
)
HUTCHISON WHAMPOA 3G IP	)	/s/
S.A.R.L.	)
	)		Authorised signatory

Signed by for and on behalf of	)	/s/
TELECOMMUNICATION SYSTEMS INC.	)
In the presence of	)		Authorised signatory
)

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule
TCS SERVICES MANAGERS

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule
SUPPORT SERVICES

1.	Support Services

1.1	The Software Fault Services shall comprise the Help Desk, remote access and, as required, on-site services.

1.2	TCS shall provide the Software Fault Services to the H3G Affiliates listed in Schedule 5 of the Licence Agreement from time to time.

1.3	TCS shall provide the Help Desk and keep the Help Desk available as provided below and the Help Desk will:

1.3.1	Subject to Clause 6.1.6 discuss Software Fault messages or abnormal situations which may arise within the Supplied Software;

1.3.2	Diagnose, isolate, and identify problems in the Supplied Software.

1.3.3	Subject to Clause 8.3, diagnose malfunctions or interface problems with equipment which is not a part of the Supplied Software provided by TCS but is covered by the interface specification for the Supplied Software. TCS does not have the responsibility for correction or malfunction of such interface equipment; and

1.3.4	Provide solutions for Software Faults, which may be in the form of a corrected copy of the Supplied Software or a Maintenance Release until a New Version or New Release of the Supplied Software can be installed.

1.4	TCS shall promptly, in accordance with the Service Levels and at its own expense correct all Software Faults provided that such Software Faults are promptly brought to TCS’s attention by H3G.

1.5	The Support Services include, without limitation, assistance with remote installation and/or implementation of Modification of the Supplied Software by the provision of corrective or replacement software as more fully described in paragraph 1.3 above.

1.6	When a Software Fault is reported, TCS shall liaise directly with the H3G Affiliate reporting the fault (“Reporting Affiliate”). If a Maintenance Release is required to resolve the Software Fault TCS shall supply such Maintenance Release or other Support Services directly to the Reporting Affiliate for testing and acceptance.

1.7	When TCS issues a New Version or Maintenance Release to H3G, TCS shall supply such deliverables and any other Support Services to the H3G Central Maintenance Team for testing and acceptance or such H3G Affiliate as H3G directs.

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8	The Help Desk and remote access Support Services shall be available continuously during the Service Hours. On-site Support Services shall be available as required under this Agreement.

1.9	In performing the Support Services, TCS shall comply with the Service Levels set out below.

2.	Service Levels

2.1	Severity Classifications

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.3	Minor

A Software Fault that has a minimal impact on end-user service, with no important consequence on any key function, and for which a satisfactory workaround exists including, without limitation, the following:-

• minor items of functionality of the Supplied Software are not met;

• non-critical data is unavailable.

2.1.4	Query

Routine queries regarding the functionality of the software, typically identified by first line support personnel.

2.1.5	The parties shall agree the Severity Classification of the Software Fault at the time the support call from H3G is received. In the event that the parties disagree as to the Severity Classification of the Software Fault, H3G shall be solely responsible for determining the Severity Classification of the relevant Software Fault. In the event that, in TCS’s opinion, H3G are consistently overstating the severity of Software Faults, the parties shall deal with this matter in accordance with the escalation time-scales set out below in Clause 2.1.6 of this Schedule.

2.1.6	Resolution Times

All resolution times shall be calculated from the time when H3G reports a Software Fault to TCS (and H3G confirms that the Software Fault is caused by the Supplied Software) until H3G is satisfied (acting reasonably), having received notice from TCS, that the Software Fault has been resolved or its status has been downgraded. When a Software Fault is downgraded, all resolution times shall be calculated as above but from the time that H3G is satisfied (acting reasonably) that, having received notice from TCS, the Software Fault has been downgraded.

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

3.	Service Credit

3.1	If a Software Fault is not cleared within the restoration times specified in paragraph 2.1.6 above, then the following points shall be allocated to TCS as shown below and the deduction shall be made from the subsequent Quarterly Service Charge (QSC) (as described in Schedule 3):

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

3.2	The maximum service credits that can be claimed by H3G in any Service Period is, subject to paragraph 3.3 of this schedule [*] per cent of the QSC.

3.3	In the event of a Repetitive Critical Software Fault, TCS shall pay H3G [*] per cent of the QSC.

4.	Reporting Obligations

4.1	TCS shall report to H3G quarterly on its performance of the Support Services measured against the Service Levels. Such report shall, for the previous month:

4.1.1	list the number of Software Faults logged;

4.1.2	list the number of Software Faults resolved;

4.1.3	list the number of Software Faults outstanding; and

4.1.4	highlight the number of instances and extent to which the Service Levels were not met.

4.1.5	give details of each Critical and Major Software Fault that occurred in each Territory operating the Supplied Software during the previous Service Period.

5.	Remote Access

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

H3G shall provide remote access via an IP (Internet Protocol) security tunnel from a third-line support workstation to the H3G VPN (Virtual Private Networks) concentrator with one-time password control to gain access to the specific parts of the network which relate to the Location Server System.

H3G will issue TCS with VPN client software to access the Location Server System remotely.

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule
CHARGES SCHEDULE

[*]

Schedule
TCS SERVICE CENTRES

1.	Seattle, Washington, USA

2.	Annapolis, Maryland, USA

3.	Subject to Clause 3.15, London, United Kingdom

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Section 1 — Project Staff

[*]

Section 2 — Steering Committee

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Initial Global Work Package
Initial Global Work Package
Hutchison Whampoa 3G IP S.A.R.L

And

TeleCommunication Systems, Inc.

GLOBAL WORK PACKAGE
ORDER FORM

THIS Work Package is entered into between Hutchison 3G IP S.A.R.L. and Telecommunication Systems Inc. (“TCS”) and is made on the terms of the Services Integration Agreement (the “Agreement”) agreed between the parties as of 31 January 2002. The terms of the Agreement are incorporated into this Work Package Order Form in full, subject to any express modifications contained in Schedule One to this Order Form and the rules of interpretation contained in Clause 1 of the Agreement therefore apply to this Global Work Package.

TCS shall provide the Services as set out in Section A1 (Description of Services) to produce the Deliverables (as set out in Section A3) in accordance with the Project Plan (set out in Section A5) and the Statement of Requirements/Specification (as set out in Section A4) and so as to achieve the Key Milestones (as set out in Section A6) and Acceptance Tests set out in Section A2 (or as agreed pursuant to the Agreement) and within the agreed resource requirements and the fixed fee set out in Section A7 (Project Resources).

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section A1
Description of Services

Hutchison 3G UK Limited and H3G S.p.A. Italy wish TCS to provide four Data Centre Installations and two Test Installations (i.e. install the Location Server System in two data centres in the United Kingdom (located at Hemel Hempstead and Birmingham respectively), two data centres in Italy (located at Milan and Rome respectively), a production-ready full test network in the United Kingdom (located at Maidenhead) and a production-ready full test network in Italy (located at Milan)).

TCS will customise the Supplied Software to meet H3G’s Requirements and will integrate the Supplied Software with H3G’s test lab equipment, core network elements and enterprise architecture including, without limit, with new or initial versions of the following:

1.	OSA Gateway;
2.	AGPS Capable UE;
3.	PPG;
4.	MSC, HLR, SGSN
5.	Assistance Data Feeds
6.	Manager of Managers (MOM)

TCS shall develop the Acceptance Test Plan after undertaking extensive research into H3G’s lab configuration, core network elements and relevant processes and procedures. TCS anticipates utilising its largest deployment team to develop such Acceptance Test Plan and will leverage the knowledge gained in the UK Test Installation to reduce the time, cost and resource allocation of future deployments.

In providing the Project Plan (set out in Section A5), TCS has allocated sufficient time and resources during the UK Test Installation and Italy Test Installation to integrate the Supplied Software with H3G’s test lab equipment, core network elements and enterprise architecture. Pursuant to H3G’s required dates, the Project Plan contains no contingency time.

H3G will provide TCS with a Location Server Build Requirements document for integrating the Supplied Software into the H3G Environment. TCS engineers will assist H3G with the finalisation of this document so that TCS fully understands H3G’s core network environment.

In addition to providing H3G with the standard documentation for the Supplied Software, TCS will provide H3G with hardware configuration documents setting out the configuration settings that are unique to H3G and which have been identified, documented and tested prior to their documentation by TCS for inclusion in the Test Network Documentation.

TCS will ensure that the testing of components [*] results in a high quality deployment into a production data centre.

10.3.1.1 Section A1.1 Test Installation

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

Section A1.2 Data Centre Installation

[*]

Section A2
Deliverables and Acceptance Criteria

TCS will provide the Services in order to achieve Acceptance of the Deliverables as set out in the document entitled XLP Testing Statement of Work (see Appendix 1).

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Fitness for purpose – must fulfil its intended purpose.

•	Completeness – all sections of the Deliverable must be present with no sections remaining to be determined. The Deliverable must be easily understandable on a ‘first pass’ without the need to refer to supporting documents.

•	Detail – the Deliverable must be sufficiently detailed as required by customary industry practice.

•	Technically feasible – any Acceptance Tests set out in a Deliverable must be straightforward and clear and must provide adequate functionality and performance testing.

•	Consistent – any Deliverable must be both internally consistent and consistent with all referenced documents.

•	Clearly Presented – any Deliverable must be well structured, unambiguous and make effective use of tables, diagrams and other descriptive techniques.

•	Issues and Assumptions – any issues and assumptions set out in a Deliverable must be factually correct and current with a process as to how they can they be addressed. Any ‘un-stated assumptions’ identified in the review process must be addressed prior to any documentary Deliverable’s Acceptance. In other words, when the Deliverable in question is reviewed, any additional issues and assumptions that the completed Deliverable gives rise to may be documented on the formal review of such Deliverable. These must be addressed and either corrected, added or agreed with H3G that no action is taken before the Deliverable will be accepted.

•	Formal Review – all Deliverables will be subject to a documented formal review and all review points must be addressed and agreed by H3G and TCS before final acceptance.

2.	All software, hardware and other Deliverables that will form part of the Location Server System, including the Supplied Software shall meet the Acceptance Tests set out in the Factory Acceptance Test Plans, Site Acceptance Test Plans, Integration Acceptance Test Plans and the Vendor Acceptance Test Plan, hereafter referred to as Test Plans that, in turn, have first been Accepted by H3G:

[*]

[*]

Section A5
Project Plan
See hard copy Gantt Chart, Version 1.0

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section A6
Key Milestones

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     N.B. Key Milestones highlighted in bold signify that payment becomes due after such Key Milestone has been achieved.

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section A7
Project Resources

The Key Project Staff from H3G and the Supplier are listed below. All staff from the Supplier are to be named prior to the payment of the first invoice.

[*]

Roles and Responsibilities

Role	Description of Responsibilities

Deployment Manager	The Deployment Manager will
Own deployment strategy and plans
Manage all deployment office activities
Handle resource planning
Manage coordination between H3G and TCS
Ensures effective communications (internal/external to team)
Resolve deployment critical issues
Be held accountable for Installation success

Networking Engineer	Install Location Server into H3G labs and data centres Connect Location Server into Core Network Connect Location Server into H3G Enterprise Architecture (NESP) Connect Location Server internally

Systems Engineer	Install Location Server Hardware & 3rd Party software into H3G labs and data centres

Test Engineer	Update test plan as necessary from XyLab A Perform test according to Location Server test plan Work with Test Manager at H3G Work with Other H3G vendors to ensure test success

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2	Roles

•	H3G UK and H3G Italy representative fulfils Location Server Platform purchasing function for Genesis Test Facility and Hemel/Birmingham Data Centres and the Italy Test Facility and Rome/Milan Data Centres, respectively.

•	H3G UK and H3G Italy representative fulfils Lab/Data Centre facilities manager function.

•	H3G UK and H3G Italy representative fulfils Testing Lead/Manager function.

•	H3G UK and H3G Italy representative fulfils Location Server Project Manager function.

Responsibilities

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIXED FEE — ITALY

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

No	Milestone	Target Date	Payment

1.	Initial Installation of Supplied Software (Version 1.1) to Italy Test Installation	[*]	[*] (ie. [*] per cent of Third Party Software Fee for the Test Installation)

2.	Acceptance by H3G of Supplied Software (Version 1.4) in Italy Test Installation	[*]	[*] (Test Installation Fixed Fee)

3.	Installation of Supplied Software in Italy Data Centre Installation	[*]	[*] ([*] per cent the of Third Party Software Fee for the 1st Data Centre Installation)

4.	Installation of Supplied Software in 2nd Italy Data Centre Installation	[*]	[*] ([*] per cent of Third Party Software Fee for the 1st Data Centre Installation)

5.	Acceptance of Supplied (Version 2) Software in both Italy Data Centre Installations	[*]	[*] (Data Centre Installation Fixed Fee)

[*] (“Data Centre Installation Fixed Fee”)

[*] (Third Party Software Fee for the 2nd Data centre Installation)

[*] ([*] % of Third Party Software Fee for Test Installation)

6.	Initial Training	[*]	[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sub-total to be paid: [*]

FIXED FEE — UK

No.	Milestone	Target Date	Payment

1.	Initial Installation of Supplied Software (Version 1.1) to UK Test Installation	[*]	[*] (ie. [*] of Third Party Software Fee for Test Installation)

2.	Acceptance by H3G of Supplied Software (version 1.4) in UK Test Installation	[*]	[*] (Test Installation Fixed Fee)

3.	Installation of Supplied Software in UK Data Centre Installation	[*]	[*] ([*]% of Third Party Software fee for 1st Data Centre Installation)

4.	Installation of Supplied Software in 2nd UK Data Centre Installation	[*]	[*] ([*]% of Third Party Software Fee for Test Installation)

5.	Acceptance of Supplied Software (Version 2) in both UK Data Centre Installations	[*]	[*] (“Data Centre Installation Fixed Fee”)

[*] (“Data Centre Installation Fixed Fee”)

[*] (Third Party Software Fee for 2nd Data Centre Installation)

[*] ([*]% of Third Party Software Fee for Test Installation)

6.	Initial Training	[*]	[*]

Sub-total to be paid: [*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Overall Total Cost of Work Package: [*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

/s/
.................................... Signature	....................................... Date
For and on behalf of
Hutchison 3G IP S.A.R.L

/s/
...................................... Signature	......................................... Date
For and on behalf of
Telecommunication Systems Inc.

SCHEDULE
Functional Specification

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE
Recommended Platform/Third Party Software

[*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE
TCS Competitors

1. [*]
2. [*]
3. [*]
4. [*]
5. [*]
6. [*]

Note:  Information in this document marked with a "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.